UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Omega Healthcare Investors, Inc.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OMEGA HEALTHCARE INVESTORS, INC.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
(410) 427-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 3, 2022

To our Stockholders:
The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/OHI2022 on Friday, June 3, 2022, at 10:00 A.M. EDT. This year, we are again adopting a virtual format for our Annual Meeting. For further information on how to participate in the Annual Meeting via live webcast, please consult the section captioned “Quorum and Voting” on page 1 of this Proxy Statement. The virtual Annual Meeting is being held for the following purposes:
1.
To elect eight members to Omega’s Board of Directors;

2.
To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2022;

3.
To hold an advisory vote on executive compensation; and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Kapila K. Anand, Craig R. Callen, Dr. Lisa C. Egbuonu-Davis, Barbara B. Hill, Kevin J. Jacobs, C. Taylor Pickett, Stephen D. Plavin, and Burke W. Whitman. Edward Lowenthal will retire from the Board of Directors at the completion of the Annual Meeting and is not standing for re-election. Each of the director nominees presently serves as a director of Omega.
Our Board of Directors has fixed the close of business on April 6, 2022 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof. On or about April 19, 2022, we will first mail to our stockholders our 2022 Proxy Statement and Annual Report to Stockholders for fiscal year 2021.
Whether you are able to virtually attend the Annual Meeting or not, we urge you to indicate your vote (i) FOR the election of the director nominees, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, and (iii) FOR the approval of the Company’s executive compensation in an advisory vote, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement. If you virtually attend the Annual Meeting, you may vote your shares even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.
By order of Omega’s Board of Directors,
C. Taylor Pickett
April 19, 2022
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the meeting, please vote by using the Internet website or toll-free telephone number shown on the proxy card, or completing, signing, dating and mailing the proxy card promptly in the enclosed envelope. It is important that you return the proxy card or otherwise submit a vote on the Internet or by telephone promptly whether or not you plan to virtually attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

OMEGA HEALTHCARE INVESTORS, INC.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
(410) 427-1700
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 3, 2022
The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (the “Annual Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/OHI2022 on Friday, June 3, 2022, at 10:00 A.M. EDT, and any adjournments or postponements of the meeting. This year, we are again adopting a virtual format for our Annual Meeting. For further information on how to participate in the Annual Meeting via live webcast, please consult the section captioned “Quorum and Voting” on page 1 of this Proxy Statement.
This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2021, which includes our Annual Report on Form 10-K filed with the SEC on February 17, 2022, are available electronically at www.proxyvote.com or www.omegahealthcare.com and are first being mailed to our stockholders on or about April 19, 2022.
RECORD DATE
Our Board of Directors has fixed April 6, 2022, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 238,206,457 shares of our common stock, par value $0.10 per share, outstanding and entitled to vote. As of the record date, our directors and executive officers beneficially owned less than one percent of the shares of our common stock.
QUORUM AND VOTING
Quorum
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present virtually in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.
Voting
If your shares are registered directly in your name with our transfer agent, you are a “stockholder of record.” Stockholders of record may vote by:
•
Online Internet Voting:   Go to http://www.proxyvote.com and follow the instructions

•
By Telephone:   Call toll-free 1-800-690-6903 and follow the instructions

•
By Mail:   Complete, sign, date and return your proxy card in the enclosed envelope

•
Virtually In-Person:   Virtually attend the Annual Meeting and vote your shares

If your shares are registered in the name of your broker, bank or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, brokerage firm or other nominee does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. You may also virtually attend the Annual Meeting and vote your shares.
If you plan to vote other than by virtually attending the Annual Meeting and voting your shares, your vote must be received by 11:59 p.m. EDT, on June 2, 2022.
Attending the Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the record date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting.
You can attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OHI2022 and entering the 16-digit control number printed on your proxy card. Stockholders may submit questions or comments pertinent to meeting matters by using the question feature at the bottom of the screen on the Annual Meeting website after they log in or during the Annual Meeting. Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. We will post responses to such questions not answered due to time constraints on our Investor Relations webpage. In order for the Company to address as many stockholders as possible during the meeting, we ask that questions or comments be limited to a maximum of two per stockholder. Please ensure that questions are concise and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
The Annual Meeting will begin promptly at 10:00 A.M. EDT, on June 3, 2022. We encourage you to access the meeting prior to the start time in order to log in to the live webcast and test your computer audio system. Technical support, including related technical support phone numbers, will be available on the virtual meeting platform. Please follow the registration instructions below in “— Registering for the Annual Meeting.”
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you encounter any technical difficulties, technical support, including related technical support phone numbers, will be available on the virtual meeting platform.
Registering for the Annual Meeting
You do not need to register to virtually attend the Annual Meeting on the Internet. Please follow the instructions on the proxy card that you received with this Proxy Statement. To access the meeting, you will need the 16-digit control number printed on your proxy card.
Ability to Revoke Proxies
A stockholder voting by proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is virtually present at the Annual Meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. Each stockholder should instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2022, but not with respect to any other matter to be presented at the Annual Meeting.

VOTES REQUIRED
Election of Directors
You may vote “FOR” or “AGAINST” with respect to each nominee for the Board of Directors. Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of the votes cast “FOR” a director exceeds the number of votes “AGAINST.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Ratification of Selection of Ernst & Young LLP as Our Independent Auditor
The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2022 will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Advisory Vote on Executive Compensation
The approval, on an advisory basis, of the compensation of our executive officers will be decided by a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. This vote on executive compensation is not binding on the Board of Directors or the Company. Our Board of Directors, however, will consider the results of the vote when considering future executive compensation arrangements.

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees
Our Board of Directors currently consists of nine directors. Mr. Edward Lowenthal will retire as a member of the Board upon the completion of his current term as a director as of the Annual Meeting in accordance with our director retirement policy. The Company is grateful to Mr. Lowenthal for his service on the Board since 1995.
Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Kapila K. Anand, Craig R. Callen, Barbara B. Hill, Dr. Lisa C. Egbuonu-Davis, Kevin J. Jacobs, C. Taylor Pickett, Stephen D. Plavin, and Burke W. Whitman for re-election as directors. Each of the nominees for re-election is an incumbent director, except for Dr. Egbuonu-Davis, who was appointed to the Board effective July 30, 2021 on the recommendation of a non-management director and a third-party search firm engaged by the Company under the direction of the Nominating and Corporate Governance Committee to assist in identifying a potential director candidate. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office until the 2023 Annual Meeting or until their respective successors have been duly elected and qualified.
If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.
Information about each director nominee is set forth below.
Director (age as of March 1, 2022)	Year First Became a Director	Business Experience
Craig R. Callen (66)	2013
Mr. Callen brings to the Board financial and operating experience as an advisor, investment banker and board member in the healthcare industry. Mr. Callen was a Senior Advisor at Crestview Partners, a private equity firm, from 2009 through 2016. Previously, Mr. Callen retired as Senior Vice President of Strategic Planning and Business Development for Aetna Inc., where he also served as a Member of the Executive Committee from 2004-2007. In his role at Aetna, Mr. Callen reported directly to the chairman and CEO and was responsible for oversight and development of Aetna’s corporate strategy, including mergers and acquisitions. Prior to joining Aetna in 2004, Mr. Callen was a Managing Director and Head of U.S. Healthcare Investment Banking at Credit Suisse and co-head of Health Care Investment Banking at Donaldson Lufkin & Jenrette. During his 20-year career as an investment banker in the healthcare practice, Mr. Callen successfully completed over 100 transactions for clients and contributed as an advisor to the boards of directors and management teams of many of the leading healthcare companies in the U.S. Mr. Callen has served on the boards of Symbion, Inc. (short-stay surgical facilities), a Crestview portfolio company, Sunrise Senior Living, Inc. (NYSE:SRZ), Kinetic Concepts, Inc. (NYSE:KCI) (a medical technology company), and HMS Holdings Corp. (NYSE:HSMY). Mr. Callen serves as a Trustee of Classical Homes Preservation Trust.

Director (age as of March 1, 2022)	Year First Became a Director	Business Experience
Kapila K. Anand (68)	2018
Ms. Anand brings to the board extensive experience in accounting and auditing, particularly in the real estate industry, with a focus on Real Estate Investment Trusts, and healthcare industries. Ms. Anand served as an audit and later advisory partner at KPMG LLP from 1989 until her retirement in March 2016. Ms. Anand joined KPMG LLP in 1979 and served in a variety of roles including the National Partner-in-Charge, Public Policy Business Initiatives (from 2008 to 2013) and segment leader for the Travel, Leisure, and Hospitality industry and member of the Global Real Estate Steering Committee (each from 2013 to 2016). Ms. Anand has served on KPMG LLP boards in the U.S. and Americas, the board of the Franciscan Ministries (an organization with a range of real estate assets, including schools, churches and hospitals) and as the chair of both the KPMG Foundation as well as the Chicago Network (a membership organization of senior executives). She also previously served as the Global Lead Director for the Women Corporate Directors Education and Development Foundation and served on the board of the U.S. Fund for UNICEF, and currently serves on a variety of non-profit boards, including Rush University Medical Center. Ms. Anand served as a director of Extended Stay America, Inc. (NASDAQ:STAY) from July 2016 through its sale in June 2021, and during that time she chaired the Compensation Committee and also served as a director and Audit Committee Chairwoman of ESH Hospitality, Inc. (a REIT subsidiary of Extended Stay America) from May 2017 through June 2021. In September 2018, she joined the Board of Elanco Animal Health, Inc. (NYSE:ELAN), where she chairs the Audit Committee and serves on the Nominating and Governance Committee.

Dr. Lisa C. Egbuonu-Davis (64)	2021
Dr. Egbuonu-Davis brings to the Board broad strategic and operational experience in pharmaceuticals, public health and consulting, including expertise in developing and implementing research, commercialization, and investment strategies for a variety of patient populations in addition to her medical and public health expertise. Since 2019, Dr. Egbuonu-Davis has served as Vice President, Medical Innovations for DH Diagnostics, LLC, an affiliate of Danaher Corporation (NYSE:DHR), where she provides medical advice to influence research, partnership and investment strategy across Danaher’s diagnostic platform businesses. From 2015 to 2019, she served as Vice President, Global Patient Centered Outcomes and Solutions at Sanofi, Inc. (NASDAQ:SNY). At Sanofi, Dr. Egbuonu-Davis created patient programs, services and tools to enhance adherence and health outcomes in patients with chronic

Director (age as of March 1, 2022)	Year First Became a Director	Business Experience

conditions. Prior to Sanofi, Dr. Egbuonu-Davis co-founded and served as director for ROI Squared, LLC, a privately-held life science company focused on diagnostic medical devices, and served as managing director for LED Enterprise, LLC, where she advised biopharmaceutical companies and trade associations on health care reform, technology assessment, quality metrics and incentives and implications for research and services. She also served in senior advisor roles for Avalere Health and Booz Allen Hamilton. She also previously served for 13 years in various roles at Pfizer, Inc. (NYSE:PFE), where she led clinical and outcomes research departments, supported product value assessments in support of reimbursement and adoption and influenced product investment and development decisions. Dr. Egbuonu-Davis currently serves on the Johns Hopkins Medicine Board of Trustees and the National Advisory Council for the Johns Hopkins University School of Education.

Barbara B. Hill (69)	2013
Ms. Hill brings to the Board years of experience in operating healthcare-related companies. Ms. Hill is currently an Operating Partner of NexPhase Capital (formerly Moelis Capital Partners), a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for NexPhase’s healthcare portfolio companies. She began as an Operating Partner of Moelis Capital Partners in March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System. She was also active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member of Integra LifeSciences Holdings Corporation, a medical device and technology company. She previously served as a board member of Owens & Minor, a healthcare distribution company, from 2017 to August 2019; St. Jude Medical Corporation, a medical device company, from 2007 to January 2017, until its sale to Abbott Labs; and Revera Inc., a Canadian company

Director (age as of March 1, 2022)	Year First Became a Director	Business Experience
		operating over 500 senior facilities throughout Canada, Great Britain and the U.S., from 2010 to March 2017.
Kevin J. Jacobs (49)	2020
Mr. Jacobs brings to the Board significant experience managing both private and public companies in the hospitality and real estate industries, including REITs; knowledge of financial reporting and other regulatory matters; and significant capital markets and real estate investment and management/operational experience. Mr. Jacobs has served as Chief Financial Officer for Hilton Worldwide Holdings Inc. (NYSE:HLT) since 2013, and in 2020, also began serving concurrently as its President, Global Development. In these roles, he leads the company’s finance, real estate, development and architecture and construction functions globally. Mr. Jacobs has held progressive positions at Hilton since joining the company in 2008, including serving as Treasurer and Senior Vice President, Corporate Strategy. Prior to Hilton, Mr. Jacobs was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International, and prior to Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels & Resorts, a NYSE-traded lodging REIT. Prior to Host, Mr. Jacobs held various roles in the Hospitality Consulting practice of PwC and the Hospitality Valuation Group of Cushman & Wakefield. Mr. Jacobs is a Trustee and member of the Executive Committee of the Federal City Council, is a member of the Board of Trustees of the Holton-Arms School, where he chairs the Audit Committee, and serves on the board of directors of Goodwill of Greater Washington.

C. Taylor Pickett (60)	2002
As Chief Executive Officer of the Company, Mr. Pickett brings to the Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions. Mr. Pickett has served as Chief Executive Officer of the Company since 2001 and as Director of the Company since May 2002. Mr. Pickett has also served as a member of the board of trustees of Corporate Office Properties Trust (NYSE:OFC), an office REIT focusing on U.S. government agencies and defense contractors, since November 2013. From 1993 to June 2001, Mr. Pickett served as a member of the senior management team of Integrated Health Services, Inc. (NYSE:IHS), most recently as Executive Vice President and Chief Financial Officer. Prior to joining IHS, Mr. Pickett held various positions at PHH Corporation and KPMG Peat Marwick.

Stephen D. Plavin (62)	2000
Mr. Plavin brings to the Board management experience in the commercial real estate lending, banking and mortgage REIT sectors, as well as significant experience in capital markets transactions. Since December 2012,

Director (age as of March 1, 2022)	Year First Became a Director	Business Experience

Mr. Plavin has been a Senior Managing Director of the Blackstone Group. Mr. Plavin currently oversees Blackstone’s commercial real estate lending and debt investing activities in Europe. Previously, from when he joined Blackstone until June 2021, Mr. Plavin was the Chief Executive Officer and a Director of Blackstone Mortgage Trust, Inc., an NYSE- listed commercial mortgage REIT that is managed by Blackstone. Prior to joining Blackstone, Mr. Plavin served as CEO of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust), since 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin was also the Chairman of the Board of Directors of WCI Communities, Inc. (NYSE:WCIC), a publicly-held developer of residential communities from August 2009 until it was purchased by Lennar Corporation (NYSE:LEN and LEN.B) in February 2017.

Burke W. Whitman (66)	2018
Mr. Whitman brings to the Board corporate and military leadership experience, including executive and financial leadership in the healthcare sector. Since 2019, he has served as CEO of Colmar Holdings LLC (a private company) and member of the Board of Directors of Amicus Therapeutics (Nasdaq:FOLD) (Audit & Compliance Committee; Nominating & Governance Committee). Previously Mr. Whitman served in business and the military concurrently. In the military, he served as a reserve officer of the U.S. Marine Corps from 1985 to 2018, including full-time active duty from 2009 to 2018 during which he led multiple combat deployments and served as a General Officer and Commanding General. In business, he served as CEO, Board Director and initially COO of Health Management Associates (then NYSE:HMA) from 2005 to 2008, CFO of Triad Hospitals (then NYSE:TRI) from 1998 to 2005, and President and Board Director of Deerfield Healthcare (then a private company) from 1994 to 1998. He serves on the Board of Trustees of The Lovett School and the Board of Directors of the Marine Corps Heritage Foundation, and has served previously on the Reserve Forces Policy Board (Advisor to the Secretary of Defense), the Board of Directors of the Toys for Tots Foundation (Chair of the Investment Committee) and the Board of Directors of the Federation of American

Director (age as of March 1, 2022)	Year First Became a Director	Business Experience
Hospitals (Chair of the Audit Committee).
Voting Required for Election
Each director will be elected by the vote of the majority of the votes cast. A “majority of the votes cast” means that the number of the votes cast “FOR” a director exceeds the number of votes “AGAINST.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares. As a result, we urge you to instruct your broker how to vote your shares.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees identified above.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2022 for:
•
each of our directors and the executive officers appearing in the table under “Executive Compensation Tables and Related Information, Summary Compensation Table” included elsewhere in this Proxy Statement; and

•
all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power, or the right to acquire such power within 60 days of April 6, 2022. Except for shares of restricted stock and unvested units as to which the holder does not have investment power until vesting or as otherwise indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The “Common Stock Beneficially Owned” columns do not include unvested time-based restricted stock units (“RSUs”), unvested performance-based restricted stock units (“PRSUs”), and deferred stock units under our Deferred Compensation Plan (except to the extent such units vest or the applicable deferral period expires within 60 days of April 6, 2022) or common stock issuable in respect of operating partnership units (“OP Units”) or profits interests in OHI Healthcare Properties Limited Partnership (“Omega OP”). Accordingly, we have provided supplemental information regarding deferred stock units, unvested RSUs, OP Units and earned but not yet vested PRSUs and profits interests in Omega OP (“Profits Interest Units”) under the caption “Other Common Stock Equivalents.” For information regarding unearned, unvested PRSUs and Profits Interest Units for performance periods not yet completed, see “Outstanding Equity Awards at Fiscal Year End” below.
The business address of the directors and executive officers is 303 International Circle, Suite 200, Hunt Valley, Maryland 21030. As of April 6, 2022, there were 238,206,457 shares of our common stock outstanding and no preferred stock outstanding.
	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percentage of Class	Unvested Units(1)	Vested Profits Interest Units(2)	Deferred Stock Units(3)	Operating Partnership Units(4)	Percent of Class including Common Stock Equivalents(5)
Kapila K. Anand	14,676	*	—	—	7,605	—	*
Daniel J. Booth	186,567	*	68,495	—	—	237,713	0.20%
Craig R. Callen	45,142	*	—	10,401	50,259	13,861	*
Dr. Lisa C. Egbuonu-Davis	3,387(6)	*	—	—	—	—	*
Barbara B. Hill	31,310	*	—	6,400	—	11,731	*
Steven J. Insoft(7)	180,929	*	29,390	—	—	319,946(8)	0.22%
Kevin J. Jacobs	9,635(9)	*	—	—	—	—	*
Edward Lowenthal(10)	73,379	*	—	3,969	—	8,799	*
Gail D. Makode	1,000	*	27,946	—	—	—	*
C. Taylor Pickett	4,575	*	148,570	—	575,539	260,310(11)	0.40%
Stephen D. Plavin	94,753(12)	*	—	3,969	—	—	*
Robert O. Stephenson	238,968	0.10%	63,217	—	—	225,128	0.21%
Burke W. Whitman	25,034(13)	*	—	—	—	—	*

	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percentage of Class	Unvested Units(1)	Vested Profits Interest Units(2)	Deferred Stock Units(3)	Operating Partnership Units(4)	Percent of Class including Common Stock Equivalents(5)
Directors, director nominee and current executive officers as a group (13 persons)	909,355	0.38%	337,618	24,739	633,403	1,077,488	1.21%
5% Beneficial Owners: (14)
The Vanguard Group, Inc.	34,818,500(15)	14.62%	—		—	—	14.13%
BlackRock, Inc.	28,244,262(16)	11.86%	—		—	—	11.46%

*
Less than 0.10%

(1)
Includes RSUs and earned but unvested PRSUs and Profits Interest Units that in each case vest more than 60 days from April 6, 2022, subject to continued employment. RSUs and time-based Profits Interest Units are subject to additional vesting in connection with a Qualifying Termination or Retirement. Earned but not yet vested PRSUs and performance-based Profits Interest Units held by the executive officers vest quarterly in the year following the end of the applicable performance period subject to continued employment, except in the case of a Qualifying Termination, Retirement or change in control in which case they are also subject to vesting. Each unit represents the right to receive one share of common stock. See “Outstanding Equity Awards at Fiscal Year End.” Unvested Profits Interest Units held by the directors other than Mr. Pickett vest upon completion of the current one-year term, subject to accelerated vesting in connection with death, disability of change in control.

(2)
Includes earned but unvested Profits Interest Units that are scheduled to vest within 60 days from April 6, 2022, subject to continued service, but which can be converted to OP units if certain tax-related conditions are met.

(3)
Deferred stock units representing the deferral of vested equity awards pursuant to the Company’s Deferred Stock Plan. Includes deferred stock units associated with RSUs and PRSUs vesting within 60 days which the holder has elected to defer. The deferred stock units will not be converted until the date or event specified in the applicable deferred stock agreement. See “Nonqualified Deferred Compensation.”

(4)
OP Units are redeemable at the election of the holder for cash equal to the value of one share of our common stock priced at the average closing price for the 10-day trading period ending on the date of the holder’s notice of election to redeem the OP Units, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, in each case subject to adjustment.

(5)
Percent of class reflects 238,206,457 shares of common stock outstanding as of April 6, 2022, plus a total of 8,220,982 common stock equivalents, consisting of 474,730 unvested restricted stock units and Profits Interest Units, 649,848 deferred stock units, approximately 7,071,665 OP Units and approximately 24,739 vested Profits Interest Units.

(6)
Includes 3,387 shares of restricted stock, subject to forfeiture until vested.

(7)
Mr. Insoft’s employment terminated effective January 1, 2022.

(8)
Includes securities held by a limited liability company controlled by Mr. Insoft. Does not include 32,130 OP Units subject to a phantom unit award grant to Mr. Insoft because Mr. Insoft does not have the right to acquire voting or dispositive power with respect to such securities within 60 days.

(9)
Includes 6,462 shares of restricted stock, subject to forfeiture until vested.

(10)
Includes 16,445 deferred stock units that are scheduled to vest on the date of the 2022 Annual Meeting upon Mr. Lowenthal’s retirement. Mr. Lowenthal will retire as a member of the Board upon the completion of his current term as a director as of the Annual Meeting in accordance with our director retirement policy.

(11)
Excludes 225,000 OP Units that Mr. Pickett gifted an irrevocable trust for the benefit of his spouse and son on September 3, 2021, over which Mr. Pickett has no voting power.

(12)
Includes 60,447 shares of common stock which are held by a limited liability company, of which the reporting person is the manager.

(13)
Includes 3,949 shares of restricted stock, subject to forfeiture until vested.

(14)
Except as otherwise indicated below, information regarding 5% beneficial owners is based on information reported on Schedule 13G filings by the beneficial owners indicated with respect to the common stock of Omega.

(15)
Based on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc., including on behalf of certain subsidiaries. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has shared voting power with respect to 352,837 of the shares, sole dispositive power with respect to 34,251,208 of the shares and shared dispositive power with respect to 567,292 of the shares.

(16)
Based on a Schedule 13G/A filed with the SEC on January 25, 2022 by BlackRock, Inc., including on behalf of certain subsidiaries. BlackRock Inc. is located at 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 25,866,801 of the shares and sole dispositive power with respect to 28,244,262 of the shares.

BOARD COMMITTEES AND CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.
	Board	Audit Committee	Compensation Committee	Investment Committee	Nom./Corp. Gov. Committee
Director
Anand	Member	Chair		Member
Callen	Chair	Member		Chair	Member
Egbuonu-Davis	Member
Hill	Member		Member		Member
Jacobs	Member	Member		Member
Lowenthal	Member		Chair		Member
Pickett	Member			Member
Plavin	Member		Member		Chair
Whitman	Member	Member	Member
Effective immediately following the Annual Meeting, the Board of Directors has appointed Dr. Egbuonu-Davis to the Nominating and Corporate Governance Committee.
The Board of Directors held six meetings during 2021. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which such director was a member in 2021. While we invite our directors to attend our annual meeting of stockholders, the Company currently does not have a formal policy regarding director attendance. Mr. Pickett chaired Omega’s 2021 annual meeting of stockholders, and a total of six members of our Board of Directors virtually participated in our 2021 annual meeting of stockholders.
Director Independence
All of the members of the Board of Directors meet the NYSE listing standards for independence, other than our Chief Executive Officer, Mr. Pickett. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence.
Board Leadership Structure
Since 2001, an independent non-employee director has served as our Chair of the Board of Directors rather than the Chief Executive Officer. We separate the roles of Chief Executive Officer and Chair of the Board in recognition of the difference between the two roles. The Chief Executive Officer is responsible for implementing the strategic direction for the Company as approved by the Board of Directors and the management of the day-to-day operations of the Company, while the Chair of the Board provides guidance to the Chief Executive Officer and sets the agenda for and presides over meetings of the Board. Mr. Callen, as Chair of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Callen is not present at such a session, the presiding director is chosen by a vote of those present at the session.

Risk Oversight
The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk. Management is responsible for identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.
Portfolio and investment risk is one of the principal risks faced by the Company. We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.
Consistent with the rules of the NYSE, the Audit Committee reviews and discusses with management, periodically, as appropriate, policies with respect to risk assessment and risk management, the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures, it being understood that it is the job of management to assess and manage the Company’s exposure to risk and that the Audit Committee’s responsibility is to discuss guidelines and policies by which risk assessment and risk management are undertaken. The Audit Committee also monitors the implementation and administration of the Company’s Code of Business Conduct and Ethics.
The Vice President of Information Technology, who reports directly to the Company’s Chief Financial Officer, oversees our information security program, which is aligned to industry recognized cybersecurity frameworks. In addition, we maintain an Information Security Incident Response Plan, conduct cybersecurity training for all employees on an annual basis and conduct periodic assessments by third parties to assess our vulnerability management and security controls and to assist us in identifying and mitigating security risks. The Audit Committee reviews and discusses with management quarterly the Company’s program, policies and procedures related to information security and data protection, including data privacy and network security, as they relate to financial reporting, while the Board periodically reviews these cyber-related risks as they impact the enterprise at large.
The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements. While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees enterprise risk management and enterprise risk management issues otherwise arising in the Company’s business and operations.
Selected Areas of Board and Committee Oversight in 2021
	Audit Committee	Compensation Committee	Nom. & Corp. Gov. Committee	Investment Committee	Full Board of Directors
Area of Oversight
Corporate Strategy					•
Portfolio Management					•
Enterprise Risk Management					•
Privacy and Data Security					•
Code of Business Conduct and Ethics	•				•
Board and Executive Compensation		•			•
ESG/D&I			•		•

	Audit Committee	Compensation Committee	Nom. & Corp. Gov. Committee	Investment Committee	Full Board of Directors
Board and Executive Succession			•		•
Investment Activity				•	•
Standing Committee Information
The Audit Committee met four times in 2021. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process. In addition, the Audit Committee selects Omega’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors. The responsibilities of the Audit Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.
Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE. The Board of Directors has determined that Ms. Anand, Mr. Jacobs and Mr. Whitman each qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors has determined that (i) Ms. Anand qualifies as an audit committee financial expert based on her substantial experience in accounting and auditing as a partner of KPMG LLP and as a public company audit committee member, (ii) Mr. Whitman qualifies as an audit committee financial expert based on his substantial financial management experience in the healthcare sector, including as a public company chief financial officer and chief executive officer, and (iii) Mr. Jacobs qualifies as an audit committee financial expert based on his substantial financial management experience, including as a public company chief financial officer.
The Compensation Committee has responsibility for determining the compensation of our executive officers and administering our equity incentive plan. During 2021, the Compensation Committee met three times. The responsibilities of the Compensation Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.
The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds. The Investment Committee met five times during 2021.
The Nominating and Corporate Governance Committee met seven times during 2021. The Nominating and Governance Committee has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience, for developing and implementing policies and practices relating to corporate governance, and for overseeing the Company’s progress on ESG and human resources initiatives.
In addition to the standing Committees listed above, the Board has established a Special Administrative Committee under the Company’s equity incentive plan consisting solely of Mr. Pickett, with the authority to allocate and grant awards thereunder to employees of Omega and its affiliates who are not executive officers of Omega up to a maximum number of units or shares authorized by the Compensation Committee from time to time. In addition, the Board has formed, and may from time to time form, such other committees as it deems appropriate to fulfill its responsibilities, including to execute capital markets and other activity.
Identification of Director Nominees and Board Diversity
The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria.

In addition, the Nominating and Corporate Governance Committee endeavors to identify nominees that possess diverse educational backgrounds, business experiences, life skills, as well as diverse gender, racial, sexual orientation, national origin and ethnic characteristics.
Board Nominee Diversity and Board Nominee Gender
(excludes Mr. Lowenthal, who is retiring from the Board as of the 2022 Annual Meeting)

Board Diversity
38%
Diverse
3 Women
2 Non-White
Members
Gender - 2015
10%
Female
Female
Male
Gender - 2022
38%
Female
Female
Male

Board Nominee Tenure

Board Nominee Age
38% of our Board nominees are women, and two nominees bring racial diversity to our Board. Also, the director nominees range in age from 49 to 69 with the average age being 63, with Mr. Lowenthal retiring from the Board at the Annual Meeting in accordance with our director retirement policy. Four of our Board members were first elected to our Board in or after 2018. The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess an effective mix of backgrounds, talents, knowledge, skill sets and characteristics necessary for the Board of Directors to fulfill its responsibilities.
The table below provides a summary of certain of these collective competencies and attributes of the Board nominees. The lack of an indicator for a particular nominee does not mean that the director does not possess that skill or experience, as we look to each director to be knowledgeable in all of these areas. Rather, the indicator represents that the item is a core competency that the director brings to the Board.

Our directors have a wide range of additional skills and experience not mentioned above, which they bring to their roles as directors to Omega’s benefit, including experience in the financial services industry, technology/cybersecurity, regulatory matters, human capital, corporate governance, ESG and nonprofit leadership areas. The term “Sitting Executive” above refers to a director’s current position in an executive role for a publicly-traded company or its subsidiary. Racial and gender diversity attributes are based on self-identified attributes of our directors. Our directors’ skills and experience are further described in their biographies above. The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frames described in our Bylaws.
Environmental, Social and Governance Oversight
In connection with internal assessments and stockholder engagement, we prioritize environmental, social and governance initiatives that matter most to our business and stockholders. Our Nominating and Corporate Governance Committee has been charged with oversight of the Company’s environmental, social responsibility and governance (“ESG”) efforts; however, ESG remains the responsibility and focus of our entire Board. In 2020, we published our first Corporate ESG Summary, and in 2021 we launched our ESG website, available through www.esg.omegahealthcare.com and through the ESG tab of our corporate website www.omegahealthcare.com.
Our areas of focus include the following:
Environmental Responsibility
We place a high priority on the protection of our assets, communities, and the environment. Based on our business model, the properties in our portfolio are primarily net leased to our tenants, and each tenant is generally responsible for maintaining the buildings, including controlling their energy usage and the implementation of environmentally sustainable practices at each location. We support our tenants’ operations and work with them to promote environmental responsibility at the properties we own and to reiterate the importance of energy efficient facilities, including by:
•
providing capital to our operators to add or upgrade to energy-efficient emergency power generators to limit disruption to patient care in the event of a power outage;

•
supporting compliance with prevailing environmental laws and regulations throughout our new development, major renovation and capital expenditure projects; and

•
promoting the adoption of specific environmental practices in our sustainable and innovative new developments, including, but not limited to, the installation of occupancy sensors and water-efficient plumbing fixtures, the use of low VOC paints and adhesives and the use of energy-efficient lighting, with over 52% of Omega’s development from 2015 to 2021 having been built to Leadership in Energy and Environmental Design (“LEED”) certification standards.

Our focus on environmental responsibility is also demonstrated by how we manage our day-to-day activities at our corporate headquarters, which has earned the LEED Silver Certification in Existing Buildings:

Operations & Maintenance, and where we also promote energy efficiency with features such as an automatic lighting control system, water efficient features, low-VOC paints and floor adhesives and a single-stream recycling service.
Social Responsibility, Equal Opportunity and Diversity and Inclusion
We are committed to providing a positive and engaging work environment for our employees and taking an active role in the betterment of the communities in which our employees live and work. Our employees are provided a competitive benefits program, including comprehensive healthcare benefits and a 401(k) plan with a matching contribution from the Company, the opportunity to participate in our employee stock purchase program, bonus and incentive pay opportunities, competitive paid time-off benefits and paid parental leave, wellness programs, continuing education and development opportunities and periodic engagement surveys. In addition, we believe that giving back to our community is an extension of our mission to improve the lives of our stockholders, our employees and our employees’ families, and we have implemented a matching program for charitable contributions of employees.
Omega has a long-standing commitment to being an equal opportunity employer and has implemented Equal Employer Opportunity policies. In 2022, Omega was included in the Bloomberg Gender-Equality Index (GEI) for the third consecutive year — one of 414 companies globally, and one of fifteen U.S. REITs, to be included in the 2022 index. In addition, beginning in 2020, we have implemented several initiatives to further our commitment to diversity and inclusion within our workforce and Board, in our local community and in the industry in which we operate, particularly in light of the racial and social justice challenges that were highlighted in 2020 and during the pandemic.
•
Workforce and Board: We have expanded our recruitment practices to reach more diverse candidates for employment and Board positions and have developed an internship program with a focus on increasing diversity in the pipeline of eligible employees. In 2021, the Company also began implementing mandatory diversity and inclusion training for our Board members and employees. Three of our eight Board nominees are women, two of whom are racial minorities and one of whom is from a historically underrepresented group. At the executive level, one of the Company’s four NEOs (following the departure of Mr. Insoft as of January 1, 2022) is a woman and brings racial diversity to the team, and on the senior management team, 20% are women and 20% bring racial diversity to the team. In 2020, our CEO reinforced our diversity and inclusion commitment by signing the CEO Action for Diversity and Inclusion Pledge, one of the largest CEO-driven business commitments to act on and advance diversity, equity and inclusion in the workplace.
•
Community: We have invested in several local charitable partnerships to improve economic, health and social outcomes in the local Baltimore, Maryland community, with a focus on the local Black community and historically underrepresented communities.

•
Industry: We are providing grants for operator training programs that focus on development of talent from historically underrepresented communities and have initiated a multi-year scholarship program at a local historically Black university. We also implemented a Vendor Code of Conduct in 2022 aimed at improving corporate social responsibility among our key vendors and aligning their practices with our policies.

Corporate Governance
Omega maintains a commitment to high corporate governance standards. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interest of stockholders. The bullets below highlight areas of our governance practices, which should be read in conjunction with the information set forth above and in our Corporate Governance Guidelines available through our website at www.omegahealthcare.com:
BOARD STRUCTURE
• Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

•
Opt-out of Maryland Law Allowing Staggering the Board without Shareholder Approval. In November 2019, the Board opted out of the provisions of the Maryland Unsolicited Takeovers Act that otherwise would permit the Board, without stockholder approval, to divide the Board into three classes serving staggered three-year terms.

•
Majority Voting Standard for Director Elections with Resignation Policy. Our Bylaws include a majority voting standard for the election of directors in uncontested elections. Any incumbent director who fails to receive the required vote for re-election must offer to resign from the Board. Stockholders can vote for, against or abstain from voting on each nominee.

• Chair and CEO Roles Separated. Our independent Chair of the Board provides independent leadership for our Board.
STOCKHOLDER RIGHTS

•
Proxy Access. Our Bylaws grant stockholders meeting certain eligibility requirements the right to nominate and require us to include in our proxy materials for an annual meeting stockholder-nominated director candidates equal to the greater of two director seats or 20% of the Board.

• Stockholder-Requested Special Meetings. Our stockholders have the ability to call a special meeting of stockholders in accordance with the process set forth in the Bylaws.
• Stockholder Amendments to Bylaws. Our Bylaws may be amended by stockholder vote.
COMPENSATION PRACTICES
• Stock Ownership Guidelines. We have robust stock ownership guidelines for our senior officers and our non-employee directors.
• Clawback Policy. Our Board has voluntarily adopted a formal clawback policy that applies to incentive compensation.
• Anti-Hedging and Anti-Pledging. Our directors, officers and employees are subject to anti-hedging and anti-pledging policies.

COMPENSATION PRACTICES
• Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes for our stockholders’ consideration and vote.
BOARD PRACTICES
• Annual Strategic Review. The Board conducts a formal annual review of our corporate strategy.
• Executive Sessions of Our Board. An executive session of independent directors is generally held at each regularly scheduled Board and Committee meeting.
• Board Evaluations. Our directors undergo annual evaluations of the Board as a whole and each director individually.
• Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.
ETHICS AND RISK MANAGEMENT

•
Code of Ethics. We maintain a Code of Business Conduct and Ethics for our directors, officers and employees. The Company requires employees and Board members to certify the Code periodically, and from time to time, conducts compliance training for all employees and Directors.

• Whistleblower Policy. We maintain a third-party administered hotline and website that enable anonymous reporting of compliance and ethics concerns.
• Enterprise Risk Management. Our Board reviews the Company’s risks and enterprise risk management processes regularly.
• Cybersecurity Training. We provide regular cybersecurity training to our officers and employees, with planned training for our directors.
ESG AND DIVERSITY AND INCLUSION

•
ESG Steering Committee. The Company has established an ESG Steering Committee that is responsible for advancing the Company’s governance, sustainability and diversity and inclusion programs, with the Nominating and Corporate Governance Committee exercising oversight of the Committee.

• Training. We provide regular training to our directors, officers and employees on diversity and inclusion.
Communicating with the Board of Directors and the Audit Committee
Our Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous and may be submitted in writing, by a toll-free telephone hotline administered via a third party, or through the Internet, including through a third-party administered website. Our employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our Company Code of Business Conduct and Ethics (“Code of Ethics”) prohibits any employee of our Company from retaliating or taking adverse action against anyone in good faith raising or helping resolve a concern about our Company.
Interested parties may contact our non-management directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-management members of the Board of Directors will be reviewed by Omega’s Chief Legal Officer and General Counsel, and will be directed to the appropriate director or directors for their consideration. The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.
Policy on Related Party Transactions
We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.
Code of Business Conduct and Ethics
We have adopted a written Code of Ethics that applies to all of our directors and employees, including our Executive Officers. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver. We provide regular training to our directors, officers and employees on the Code of Ethics.
Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership. These guidelines create a strong link between stockholders’ and management’s interest. The Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. Executive Officers other than our Chief Executive Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries within five years of the executive’s appointment. Each non-employee director is required to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board of Directors within five years of the director’s appointment. The complete Stock Ownership Guidelines for Executive Officers and Directors (the “Stock Ownership Guidelines”) contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.
The following graph summarizes the stock ownership of each of the officers above and our non-employee directors as of March 31, 2022, as a multiple of base salary or annual cash retainer, respectively, then in effect, pursuant to our Stock Ownership Guidelines.

STOCK OWNERSHIP GUIDELINE DATA AS OF MARCH 31, 2022 [1]

Legend
Actual Holdings
Required Holdings
Kapila K. Anand
9x
5x
Daniel J. Booth
25x
3x
Craig R. Callen
46x
5x
Lisa C. Egbuonu-Davis(2)
2x
5x
Barbara B. Hill
19x
5x
Kevin J. Jacobs(2)
4x
5x
Edward Lowenthal
33x
5x
Gail D. Makode(2)
2x
3x
C. Taylor Pickett
33x
6x
Stephen D. Plavin
38x
5x
Robert O. Stephenson
28x
3x
Burke W. Whitman
10x
5x

1) Ownership multiples are based on actual ownership as of March 31, 2022. Ownership multiples above are shown for illustrative purposes and may be less than the valuations provided for in the Stock Ownership Guidelines. Once an officer or director complies with the applicable guidelines, a subsequent decline in stock price has no effect on compliance. Mr. Insoft has been excluded as his employment terminated effective January 1, 2022.

2) Mr. Jacobs and Dr. Egbuonu-Davis, who were appointed to the Board in 2020 and 2021, respectively, and Ms. Makode, who was appointed as an executive officer in 2019, have not yet reached the five-year tenure threshold to satisfy the ownership requirement

Policy on Hedging and Pledging of Company Securities
We consider it inappropriate for any director or officer to enter into speculative transactions in our Company’s securities. Therefore, we prohibit the purchase or sale of puts, calls, options or other derivative instruments related to our Company’s securities or debt. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.
Additionally, directors and officers may not purchase our Company’s securities on margin, hold our securities in a margin account or pledge the Company’s securities as collateral. All of our directors and officers are in compliance with this policy as of March 31, 2022.
Director Retirement Policy
It is the general policy of the Board of Directors that after reaching 77 years of age, directors shall not stand for re-election and thereafter shall retire from the Board of Directors upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.
Director Over-Boarding Policy
It is the general policy of the Board of Directors that directors should advise the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board, and directors should sit on no more than three public boards in addition to the Company’s Board unless the Nominating and Corporate Governance Committee approves otherwise.

Bylaw Amendment
Effective as of January 27, 2022, the Board of Directors adopted an amendment and restatement of our Bylaws to, among other things, provide for voting “for” and “against” director nominees, set forth provisions regarding the conduct of stockholder meetings and provide procedures for meetings of the Board during the existence of emergency conditions.
Corporate Governance Materials
The Corporate Governance Guidelines, Code of Ethics and the charters of the committees of the Board of Directors are available free of charge through our website at www.omegahealthcare.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this document or any other report or document filed with or furnished to the SEC.

PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2022
The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders. Information concerning the services Ernst & Young LLP provided to us can be found in the section “Audit Committee and Independent Auditor Matters” below.
Voting Required for Approval
The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of this proposal.
Recommendation of the Board
The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2022.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace our Company’s independent auditors, as well as determine the amount of the fees paid to the Company’s independent auditors. The Audit Committee’s function is more fully described in its charter, which is available on our website at www.omegahealthcare.com. The Board of Directors and the Audit Committee review the Audit Committee Charter annually.
The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Ms. Anand, Mr. Jacobs and Mr. Whitman each qualify as an “audit committee financial expert,” as defined by SEC rules.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”).
Audit Committee Report
The Audit Committee, with respect to the audit of the Company’s 2021 audited consolidated financial statements, reports as follows:
•
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the 2021 audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the quality — not just the acceptability — of the accounting principles, and the reasonableness of significant judgments;

•
The Audit Committee discussed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (“PCAOB”) (including Auditing Standard No. 1301 “Communications with Audit Committees”);

•
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company;

•
The Audit Committee discussed with the Company’s auditors the overall scope and plans for their respective audits, and then met with the auditors, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•
The Audit Committee reviewed the professional services provided by Ernst & Young LLP discussed below, considered whether provision of such services is compatible with maintaining auditor independence and concluded that the services provided by Ernst & Young LLP with respect to the 2021 audit were compatible with maintaining auditor independence; and based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s 2021 audited financial statements be included in the Company’s Annual Report on Form 10-K.
Audit Committee of the Board of Directors
Kapila K. Anand, Chair
Craig R. Callen
Kevin J. Jacobs
Burke W. Whitman
Independent Auditors
Ernst & Young LLP audited our consolidated financial statements as of December 31, 2021 and 2020 and for each of the years ended December 31, 2021, 2020, and 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.
Fees
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2021 and 2020 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.
	Year Ended December 31,
	2021	2020
Audit Fees	$1,827,000	$1,774,000
Audit-Related Fees	—	—
Tax Fees	992,000	1,009,000
All Other Fees	1,000	3,000
Total	$2,820,000	$2,786,000
Audit Fees
The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2021 and 2020, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2021 and 2020, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2021 and 2020, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $1,827,000 and $1,774,000, respectively.
Audit Related Fees
Ernst & Young LLP was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2021 and 2020.
Tax Fees
The tax fees billed by Ernst &Young LLP to our Company for tax compliance and preparation services for fiscal years 2021 and 2020 were approximately $854,000 and $802,000, respectively. The tax fees billed by Ernst & Young LLP to our Company for tax advice and tax planning services for fiscal years 2021 and 2020 were approximately $138,000 and $207,000, respectively.

All Other Fees
The aggregate other fees billed by Ernst & Young LLP to our Company for access to an online accounting research tool for fiscal years 2021 and 2020 were approximately $1,000 and $3,000, respectively.
Determination of Auditor Independence
The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.
Audit Committee’s Pre-Approval Policies
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our Company’s independent auditor, provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total fees paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.
In the first half of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent auditing firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with its pre-approval policies and procedures described herein.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background on Advisory Vote
Federal legislation (Section 14A of the Exchange Act) requires that we periodically include in our Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In an advisory vote in 2017, our stockholders voted to recommend, and the Board adopted, holding a Say-on-Pay vote on an annual basis.
Our Executive Compensation Program
As described more fully in our Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”) and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executive officers to support our business strategy, achieve our short-term and long-term goals, and provide continued success for our operators, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.
The Compensation Committee engages in an annual review to establish the annual salaries and the terms and conditions of annual cash bonus opportunities, long-term incentive awards and employment agreements with our executive officers. The compensation programs for 2020-2022 were described in the CD&A included in the Company’s proxy statement for our 2021 annual meeting of stockholders, at which approximately 97% of the votes cast approved the Company’s executive compensation in the advisory “Say-on-Pay” vote, continuing a long-term trend of significant shareholder support. As a result, the Compensation Committee has generally maintained the same construct of its executive compensation program.
We urge you to read the CD&A section of this Proxy Statement for the details on the Company’s executive compensation program, including the executive compensation programs implemented for 2020-2022. Our executive compensation programs emphasize pay for performance, such that the interests of all of our executive officers are aligned with the interests of stockholders. For a detailed description of how we have structured performance-based compensation programs and the recent results, see “Compensation Discussion and Analysis — Pay for Performance Alignment.”
Proposed Vote
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve the compensation of the Company’s executive officers as described in the Proxy Statement issued in connection with the 2022 Annual Meeting of stockholders, including in the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures contained therein.
Because the vote is advisory, the outcome of the vote will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal; however, the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements.
Voting Required for Approval
Approval, on an advisory basis, of the compensation of our executive officers will be decided by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s executive officers as described in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis (“CD&A”) addresses the following topics:
•
2021 Achievements and Performance Results;

•
Pay for Performance Alignment;

•
Summary of Executive Compensation Program and Governance Practices;

•
Components of Omega’s Executive Compensation Program;

•
Omega’s Compensation Decisions and Results for 2021; and

•
Omega’s Compensation Decisions for 2022.

2021 Achievements and Performance Results
With our industry faced with the continued challenge of the pandemic in 2021, we are grateful for how Omega, our employees, our operating partners and government agencies continued to partner in responding to this crisis and for the continued reduction in severity of cases among our residents during 2021. Our operating partners, who worked bravely to protect and care for their residents, continued to be supported by our operations team, which shared best practices and protocols and acted as a preferred capital provider where prudent. Our employees, over half of whom worked remotely through the pandemic, were able to maintain continuity of operations and were largely healthy through this crisis. Omega also continued to source and invest in ancillary technology solutions that enhance the infrastructure of long-term care providers and our operators.
At the same time, our operators remained challenged by the pandemic and, in particular, its impact on both occupancy and labor. These issues were compounded by the limited federal financial support the industry received during the year. As a result, a few of our operators were unable to pay rent in the second half of the year, which we were able to offset in part in 2021 through the application of operator collateral. Our decades of experience in dealing with operator workouts and the strong demand for senior healthcare assets from long-term investors supported our ability to navigate such issues, often with limited diminution to the long-term economics of the business. This demand allowed Omega, in some situations, to enhance operator credit by selling non-core assets at solid prices and redeploying those proceeds to achieve rent equivalents materially in line with prior rents. In 2021, for example, we were able complete the transition out of our Daybreak portfolio and to structure our transition from the Gulf Coast portfolio, which is expected to be completed in 2022.
As such, while the COVID-19 pandemic significantly impacted Omega’s operators, for the year ended December 31, 2021, the Company was able to support and maintain its $0.67 per share quarterly dividend throughout 2021. In addition, despite a challenging year for acquisitions, we acquired 32 new facilities for a total investment of $604 million in 2021, invested $58.6 million in new mortgages and made $140 million of investments in Omega’s capital expenditure programs. We also completed significant strategic asset repositions and transitioning objectives in 2021, which included selling 48 facilities subject to operating leases for approximately $318.5 million in net proceeds, recognizing a net gain on sale of approximately $161.6 million. In addition, in a difficult climate, we further enhanced our balance sheet in 2021 by closing on a new $1.45 billion unsecured credit facility with improved terms, as well as extending the maturity of our debt obligations by issuing $700 million in Senior Notes due in 2033 at 3.25%, the lowest yield in the Company’s history. We believe that, while we experienced mixed operating results in 2021, these actions display the strength of our conservative balance sheet and operating model against the backdrop of another year significantly impacted by the COVID-19 pandemic.
As healthcare delivery continues to evolve, we continuously evaluate our assets, operators and markets to position our portfolio for long-term success. We are hopeful that the impact of the pandemic on our operators is improving, yet we remain vigilant in our approach. Our strategy includes applying our proprietary data analytics platform to enhance investment underwriting and asset management, as well as selling or transitioning assets, or portfolios of assets that do not meet our portfolio criteria.
TSR Performance Results for One-, Three-, Five- and Ten-Year Periods ended 2021
While the total shareholder return (“TSR”) across REITs was impacted by the COVID-19 pandemic, Omega underperformed the FTSE Nareit Equity Health Care Index (the “Index”) on a compounded, annualized basis over a three-year period ended 2021, reflecting the disproportionate impact of the pandemic on the senior and long term care sectors. The charts below illustrate our TSR performance over a variety of short-term and long-term time-periods. Our three-year TSR performance directly impacted executive pay and resulted in no earning or vesting of performance-based awards for the period ended December 31, 2021. Notably, prior to the pandemic, our TSR performance had consistently exceeded the Index, including on a compounded, annualized basis for the one-, three-, five- and ten-year periods ended 2019, with Omega outperforming the Index by 1,077 basis points for the three-year period ended 2019.

TSR Annualized Performance for Periods ended December 31, 2021
Pay for Performance Alignment
Our Compensation Committee (sometimes referred to as the “Committee” within the CD&A section of this document) has endeavored to structure the compensation program of our named executive officers (sometimes referred to herein as “NEOs”) to align performance with enhanced stockholder value. The information below demonstrates how the compensation our named executive officers received in 2021 was aligned with the Company’s performance.
Variable Pay Linked to Performance
For 2021, approximately 87% of our Chief Executive Officer’s total target compensation and 80% of the total target compensation for our other named executive officers was variable, performance-based compensation and/or at-risk (including annual cash bonus, annual performance-based equity awards, and annual time-based grants that are subject to stock price fluctuations). Further, 70% of our Chief Executive Officer’s target compensation for 2021 and 65% of our other named executive officers’ target compensation for 2021 was in the form of equity-based compensation.
2021 Target Compensation Mix
2021 Compensation
2021 Annual Cash Incentives Earned
For cash incentive awards earned in 2021, the Committee considered the Company’s mixed operating performance in 2021, reflected by the maintenance of the Company’s dividend levels and execution on its goals as well as the operator issues and rent challenges faced by the Company and the Company’s strong response to those issues. For 2021, our Chief Executive Officer earned an annual cash incentive equal to 87% of his target annual cash incentive, and the other named executive officers earned annual cash incentives equal to, on average, 92% of their target annual cash incentive compensation, excluding Mr. Insoft, whose employment terminated effective January 1, 2022. The graph below contains the earned cash bonus payouts as a percentage of target over the most recent five fiscal years and depicts a pay for performance system that the Compensation Committee believes is well aligned. See “Our Compensation Decisions and Results for 2021 — 2021 Annual Cash Incentive Program Performance Goals and Results.”

Annual Cash Incentive Payouts 2017 – 2021
Long-Term Incentive Compensation
Performance goals incorporated into our annual performance-based equity awards drive a significant portion of what our named executive officers actually earn over time by directly linking both TSR and TSR relative to an index (which we call “Relative TSR”) to the amounts earned over the three-year performance periods, with 60% of the named executive officers’ target long-term compensation linked to objective TSR and Relative TSR metrics. As a result, in periods when our TSR and Relative TSR have superior performance, our named executive officers will earn more than their target level of compensation and in periods when our TSR and Relative TSR underperform, our named executive officers will earn less than their target level of compensation. See “Our Compensation Decisions and Results for 2021 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2021 — Relative TSR Units and TSR Units.”
Long-Term Incentive Compensation Earned in 2021
Our Relative TSR for the three-year performance period ended December 31, 2021 of approximately -648 basis points underperformed the threshold performance hurdle of -300 basis points, and our TSR for the three-year performance period ended December 31, 2021 of 1.84% also underperformed the threshold performance hurdle of 8%. Therefore, neither the Relative TSR-based nor the TSR-based equity incentives for that period were earned, and no performance-based equity awards for the three-year period ended December 31, 2021 were earned or vested, reflecting strong alignment of pay and performance.
Our Relative TSR and TSR for these purposes are based on November and December average closing stock prices before the beginning and at the end of the three-year performance period. As a result, the numbers are different than shown in the “3-Year Total Return” bar chart under “TSR Annualized Performance for Multi-Year Periods ended December 31, 2021.”

For more detail and discussion regarding long-term incentive compensation earned and tracking over other three-year performance periods, see “Our Compensation Decisions and Results for 2021 — Performance Results for Long-Term Equity Incentives ended December 31, 2021.”
Consideration of Prior “Say-on-Pay” Advisory Votes
At our 2021 annual meeting of stockholders, holders of approximately 97% of the votes cast on such proposal approved the advisory vote (“say-on-pay”) on the 2020 compensation of our named executive officers, which was consistent with the level of support we received in 2020 and 2019 on our “say-on-pay” proposal and continued a long-term trend of significant shareholder support of 93% or higher in each of the last seven years. The Committee considered the results of the advisory vote when setting executive compensation for 2022 and plans to continue to do so in future executive compensation policies and decisions.
Say on Pay Support
(% of votes cast)
Summary of Executive Compensation Program and Governance Practices
To further align compensation to stockholder returns, our executive compensation programs are designed to attract and retain the highest quality executive talent possible and to provide meaningful incentives for our executive officers to strive to enhance stockholder value over both near- and longer-term periods by aligning their total compensation with the Company’s performance. Below is a summary of certain executive compensation programs and governance practices — both the practices implemented to drive performance and the practices we have avoided because we do not believe they would serve our stockholders’ long-term interests.

Our compensation system seeks to maintain best practices and support strong corporate governance.
What we do…	What we do not do…
We balance our incentive programs to provide an appropriate mix of annual and longer-term incentives, with long-term incentive compensation comprising a substantial percentage of target total compensation.
A substantial percentage of target total compensation is based on performance; we pay for performance that has a direct alignment with TSR and Relative TSR performance, among other performance goals. Salaries comprise a relatively modest portion of each named executive officer’s overall compensation opportunity.
We use multiple performance measures as well as different performance measures for cash bonuses and multi-year equity awards, which mitigates compensation-related risk. We also measure performance across various performance periods.
We enhance executive officer retention with time-based vesting schedules for certain equity incentive awards to provide a balance with performance-based awards.
We use the market median of our peer group as the starting point for determining the right form and amount of compensation for each named executive officer but also take into account qualitative factors such as an individual’s experience, skill sets, prior performance, and other relevant considerations.
We aim for aggregate target annual compensation for the named executive officers to be generally in line with the median aggregate annual compensation for the top five executive officers of the peer group.
We have robust stock ownership guidelines for our senior officers and directors.
We engage an independent compensation consultant selected by our Compensation Committee to advise the Committee on compensation matters.
We have a Compensation Committee comprised solely of independent directors.
We maintain a clawback policy that, in the event of a financial restatement, allows the Company to recover certain incentive compensation paid to executive officers.

We do not guarantee annual salary increases or bonuses and Omega generally has no guaranteed commitments to grant any equity-based awards.
We do not pay excise tax gross-ups with respect to payments made in connection with a change in control.
We do not allow hedging or pledging of Company stock by executive officers (or other employees or directors).
We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance measure and do not have guaranteed minimum or uncapped payouts
We do not pay dividends on unearned performance shares (other than fractional distributions on Profits Interest Units, which are made for tax reasons).
We do not provide any significant perquisites

We have not adjusted our annual incentive plans, modified performance hurdles, substituted performance metrics or delayed approval of goals due to COVID-19’s impact on our business, notwithstanding reduced earning of long-term incentive awards in 2022

What We Pay and Why
Following is a summary of (i) the Compensation Committee’s objectives for the compensation of our named executive officers and (ii) how the Compensation Committee believes its decisions on executive officer compensation achieve the stated objectives:
OBJECTIVES
• Reward performance and initiative
• Attract, retain and reward executive officers who have the motivation, experience and skills to continue our track record of profitability, growth and attractive TSR
• Be competitive with other REITs viewed as competitors for executive talent

•
Link compensation with enhancing stockholder value — For example, no performance-based equity awards were earned or vested for the three-year period ending December 31, 2021 for our executives, reflecting strong alignment of pay with performance

•
Reward for short-term and long-term successes, particularly measured in terms of growth in Funds Available for Distribution (“FAD”) per share, and tenant quality, leverage, TSR and Relative TSR performance

• Encourage and facilitate our executive officers’ ability to achieve meaningful levels of ownership of our common stock
HOW OMEGA ACCOMPLISHES ITS OBJECTIVES
• While we do not employ a formula, base salary generally comprises a relatively small portion of each named executive officer’s total target pay
• Annual cash bonus generally comprises a significant portion but less than a quarter of each named executive officer’s total target pay

•
A majority of each named executive officer’s total target compensation is structured as performance-based using a combination of annual cash bonus and long-term incentive equity awards; a component of the annual cash bonus also includes subjective objectives specific to each NEO

•
We do not target a specific percentile range within the Company’s peer group when determining an individual named executive officer’s pay; instead, the Compensation Committee uses the peer group median as the starting point and reviews market data from the peer group and internal pay equity as two of several reference points useful for determining compensation for each named executive officer

•
We utilize a variety of objective performance goals that we consider key drivers of value creation to minimize the potential risk associated with over-weighting any particular performance measure. Goals have historically included FAD per share, tenant quality, leverage, TSR and Relative TSR

•
The ultimate value of performance-based long-term incentive equity awards is dependent on both the Company’s future TSR and Relative TSR as compared to a REIT index. We think using both performance measures, together with time-based equity awards, provides a balanced approach that does not motivate excessive risk taking

Independent Compensation Consultant
The Committee has retained Ferguson Partners Consulting L.P. (formerly known as FPL Associates L.P.) (“FPC”) as its independent compensation consulting firm to advise the Committee with respect to the compensation of our named executive officers and the compensation of our directors. FPC has been engaged to provide the Committee with relevant data concerning the marketplace, benchmarking against our peer group and FPC’s own independent analysis and recommendations concerning executive compensation. FPC did not provide any other consulting services to the Company in 2021.
Peer Group Benchmarking
The Committee benchmarks named executive officer compensation in relation to a peer group of public equity REITs identified by FPC as being comparable to the Company based on one or more of the following factors:

•
similarity to Omega in terms of property focus;

•
net lease structure;

•
market capitalization; and

•
geographic business region.

Since 2015, the Committee has endeavored to minimize changes to the peer group to maintain consistency of year over year comparisons. The Committee adopted a new peer group in 2018 and utilized the same peer group through 2020. For 2021, the Committee modified this peer group to replace EPR Properties and Lexington Realty Trust with Physicians Realty and Sabra Health Care, reflecting their size, comparability and focus on the healthcare industry as peers.
The peer group is shown below.
Peer	Industry	Market Capitalization ($MM)
Realty Income Corporation	Single Tenant	$42,404
Welltower Inc.	Health Care	$38,479
Duke Realty Corporation	Industrial	$25,349
Ventas, Inc.	Health Care	$20,598
Healthpeak Properties, Inc.	Health Care	$19,720
W. P. Carey Inc.	Diversified	$15,591
Medical Properties Trust, Inc.	Health Care	$14,101
Federal Realty Investment Trust	Shopping Center	$10,806
National Retail Properties, Inc.	Single Tenant	$8,443
Healthcare Trust of America, Inc.	Health Care	$7,781
Omega Healthcare Investors, Inc.	Health Care	$7,276
Spirit Realty Capital, Inc.	Single Tenant	$6,154
Healthcare Realty Trust Incorporated	Health Care	$4,760
Physicians Realty Trust	Health Care	$4,455
Sabra Health Care REIT, Inc.	Health Care	$3,120

Source:   S&P Global as of December 31, 2021.

Omega as Compared to 2021 Peer Group
(as of December 31, 2021)
Compensation Setting Process
The Committee uses data and information provided by FPC, including comparisons of Omega’s executive compensation programs to those of Omega’s peer group, to assist the Committee in undertaking a comprehensive annual review to establish base salaries and the terms and conditions of annual cash bonus opportunities, and long-term incentive awards of our executive officers. In addition, our Chief Executive Officer provides the Committee information regarding management’s performance as well as other factors the Chief Executive Officer believes should impact the compensation of our named executive officers. The Committee also requests and receives recommendations from our Chief Executive Officer regarding the compensation for each of the named executive officers and the business and performance targets for long-term incentive awards and annual cash bonuses for each named executive officer.
Market data provided by FPC is an important tool for analysis and decision-making. The Committee considers the recommendations of FPC and our Chief Executive Officer in applying its own independent judgment in determining the compensation of our named executive officers. In reaching compensation decisions, the Committee also considers the decision-making responsibilities of each position and the experience, work performance, team-building, and talent development skills of each named executive officer, as well as the Company’s overall performance and the achievement of our strategic objectives and budgets during the prior year. The ultimate determination of the compensation that will be paid to our named executive officers and the elements that comprise that compensation are made solely by the Committee.
Components of Our Executive Compensation Program
Our named executive officers’ compensation currently has three primary components, which are discussed in more detail below:
•
annual base salary,

•
annual cash incentive awards, and

•
annual long-term equity incentive awards.

Variable pay constitutes the majority of our executives’ compensation, which allows the Committee to reward superior performance and penalize under-performance, while the long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with the interests of our stockholders. With respect to the aggregate annual long-term incentive opportunity for years prior to 2020, compensation for threshold and high performance had been designed to approximate 75% and 150%, respectively, of compensation for target performance, and for 2020 and subsequent years, to approximate 50% and 200%, respectively, of compensation for target performance.
Objectives and Important Features of Our Executive Compensation Program
	Link to Program Objectives	Form of Compensation	Important Features
Base Salary	• Fixed level of cash compensation to attract and retain key executives in a competitive marketplace • Preserves an executive’s commitment during downturns	Cash	• Determined based on evaluation of individual executives, compensation, internal pay equity and a comparison to the peer group
Annual Cash Bonus	• Target cash incentive opportunity (set as a percentage of base salary) to encourage achievement of annual Company financial and operational goals	Cash	• Majority (70% for 2021) of incentive opportunity based on objective performance measures, which includes FAD per Share, Tenant Quality and Leverage
	• Assists in attracting, retaining and motivating executives in the near term	Cash	• A portion (30% for 2021) of the payout is also based on performance against individual-specific subjective goals

	Link to Program Objectives	Form of Compensation	Important Features
Long-Term Incentives RSUs and Profits Interest Units (Time-based)
•
Focuses executives on achievement of long-term financial and strategic goals and TSR, thereby creating long-term stockholder value

•
Assists in maintaining a stable, continuous management team in a competitive market

•
Maintains stockholder- management alignment

•
Easy to understand and track performance

•
Limits dilution to existing stockholders relative to utilizing stock options

		Long-Term Equity	• 40% of target annual long-term incentive awards in 2021 • Provides upside incentive in up-market, with some down-market protection • Three-year cliff vest (subject to certain exceptions)
Long-Term Incentives PRSUs and Profits Interest Units (Performance- based)		Long-Term Equity
•
60% of target annual long-term incentive award in 2021, requiring significant outperformance to achieve target

•
Three-year performance periods with the actual payout based on TSR and Relative TSR performance

•
Provides some upside in up- or down-market based on relative performance

•
Direct alignment with stockholders

•
Additional vesting once earned (25% per calendar quarter, subject to certain exceptions) for enhanced retention

Long-Term Equity Incentive Program
Total Shareholder Return and Relative Total Shareholder Return Drive Actual Realized Pay
Our TSR and Relative TSR drive a significant portion of what Omega’s named executive officers actually earn over time while management’s performance against strategic, operational, capital allocation and management goals drives the Committee’s annual compensation decisions. The Committee believes that the long-term equity incentive program’s design reflects a high degree of rigor, aligns management’s focus on achieving the Company’s strategy with the TSR and Relative TSR expectations of our stockholders and provides executives with quantifiable incentives and an opportunity to acquire meaningful levels of ownership of our common stock. Based on advice from FPC, the Committee also believes that the long-term equity incentive program’s design is competitive as compared with current market practice in the REIT industry for similar plans and provides an appropriate risk-reward trade-off. Importantly, in line with the rigor of our program and strong practice of aligning pay with performance, we have not adjusted our long-term incentive plans, modified performance hurdles, substituted performance metrics or delayed approval of goals due to COVID-19’s impact on our business, notwithstanding reduced earning of long-term incentive awards in 2022.
Overview of Long-Term Equity Incentives
The Committee makes annual grants of equity awards to each named executive officer that are earned over a three-year period running from January 1 of the year of grant.
A percentage of each named executive officer’s annual grant is earned based on the Company’s performance over the three-year period (the “Performance-based Award”) (based on objective metrics), and a percentage is earned based on the officer’s continuing employment (subject to certain exceptions) over the three-year period (the “Time-based Award”). The Performance-based Award was 60% (expressed as a dollar amount at the target performance level) of the equity award and the Time-based Award was 40%.

LONG-TERM INCENTIVE COMPENSATION
60%
40%
Performance-Based Stock Award
(3-year performance period)
Relative 3-year TSR vs. Nareit Health Care Index
Absolute TSR
Time-Based Restricted Stock
Cliff vest after three years

Of the Performance-based Awards granted in January 2021:
•
45% of the value (at the target level) is earned based on the Company’s TSR over the three-year performance period (“TSR-based Awards”); and

•
the other 55% of the value (at the target level) is earned based on the Company’s Relative TSR over the three-year performance period (“Relative TSR-based Awards”).

Form of Long-Term Equity Incentive Awards
Each of our named executive officers is given the option to elect to receive TSR-based and Relative TSR-based Awards in the form of performance-based restricted stock units (“PRSUs”) or “Profits Interest Units” (defined below), which are potentially convertible into our common stock, and the option to elect to receive the Time-based Awards in the form of restricted stock units (“RSUs”) or Profits Interest Units.
The Profits Interest Units have the substantially same value from an accounting perspective and have substantially similar terms and conditions as the PRSUs or RSUs that they replace. “Profits Interest Units” are limited partnership units structured as profits interests of Omega OP. Pursuant to Omega OP’s partnership agreement, Profits Interest Units are convertible into OP Units, at the election of the holder or Omega OP, on a one-to-one basis, subject to conditions on minimum allocation to the capital accounts of the holders of Profits Interest Units for federal income tax purposes. Each OP Unit is redeemable at the election of the holder for cash equal to the then fair market value of one share of Omega common stock, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, and further subject to adjustment as set forth in the partnership agreement. Profits Interest Units can provide tax advantages to the named executive officers as compared to RSUs or PRSUs. Many REITs that have similar structures as Omega grant limited partnership interests in an operating partnership similar to Profits Interest Units.
Additional details of the 2021 annual equity award grants for our named executive officers are discussed under the heading “Our Compensation Decisions and Results for 2021 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2021.”
Year-over-Year Changes
The Committee annually reviews the structure of the Company’s long-term equity incentive program to ensure its competitiveness externally as well as effectiveness internally in supporting the Company’s compensation philosophy. The Committee receives input from FPC and also considers evolving best practices and stockholder feedback. As a result, despite the historically high level of stockholder support with the Company’s executive compensation program, the Committee has proactively made enhancements to the long-term incentive program, as outlined in the table below.
Year	Program Enhancements and Highlights
2016
•
Increased the emphasis on Performance-based Awards by moving from a mix of 50%/50% of Performance- and Time-based Awards, respectively, to a mix of 60%/40% of Performance- and Time-based Awards, respectively

•
Increased the rigor of the Relative TSR comparison by adding an additional 50 bps of required performance at target

•
Based equity award values on grant date fair value in comparison to the peer group to align with SEC disclosure requirements rather than on the basis of projected estimated economic value

•
Changed Relative TSR comparator from MSCI U.S. REIT Index to the FTSE Nareit Health Care Index to better compare our performance with that of our direct peers

2018
•
Increased the rigor of the TSR performance hurdles on a one-time basis for 2018 awards only in light of our stock price performance for 2017, moving from threshold, target and high hurdles of 8%, 10%, and 12%, respectively, up to 12%, 14%, and 18%, respectively

2019
•
Decreased the amount of the annual cash bonus incentive tied to subjective performance criteria from 40% to 30% of the overall opportunity, thereby putting more weight on objective performance criteria

•
Adopted a clawback policy allowing the Company, in the event of a financial restatement, to recover certain incentive compensation paid to executive officers

2020
•
Adopted a retirement policy providing for prorated retirement-based vesting of long-term equity incentive awards granted on or after January 1, 2020 for employees who have reached the age of 62 and provided at least ten years of service to the Company

•
Delayed vesting of equity awards upon certain termination events, allowing the Company to reduce the earned or vested amount of the award in the event of covenant breaches by the officers, including breach of non-competition, non-solicitation, and intellectual property covenants

•
Used a wider range of payout levels for 2020 LTI awards than in prior years to better align payout with market practices and peer compensation plans, so that the aggregate long-term equity incentive opportunity would be 0.50x, 1.0x, and 2.0x at threshold, target, and high, respectively, as compared to 0.75x, 1.0x and 1.5x, respectively, for 2019 awards

2021
•
Did not increase salaries or bonus opportunities for four out of five NEOs, instead incorporating such increase into a 5-7% LTI increase for such NEOs; did not otherwise make any changes to compensation plans in response to COVID-19

2022
•
No performance-based equity awards of NEOs vested in 2022 given TSR performance for the three-year period ending December 31, 2021, reflecting strong alignment between pay and performance

•
Did not otherwise make any changes to compensation plans in response to continuing effects of COVID-19, consistent with our approach in 2021

Our Compensation Decisions and Results for 2021
2021 Annual Base Salaries
In 2020, the Committee determined that, given the uncertain impact of COVID-19 on the Company’s business and its operators in 2021, it would be appropriate not to increase the 2021 base salary or bonus opportunity for NEOs, other than with respect to Ms. Makode, for whom the Committee decided to increase each of her base salary and target bonus opportunity by 5% to bring her compensation further in line with the median compensation of the equivalent role in the peer group. Given peer company benchmarking, in lieu of increasing salary and bonus cash compensation for other named executive officers of the Company for 2021, the Committee decided, for all NEOs other than Ms. Makode, to increase the LTI opportunity for such other NEOs for 2021 by between 5% to 7% over the prior year, and to increase the LTI opportunity for Ms. Makode by 5% to further bring her compensation in line with the median compensation of the equivalent role in the peer group. As such, the annual base salaries for our named executive officers for 2021 remained the same as 2020 other than for Ms. Makode, whose salary was increased by 5% over 2020, and are set forth below:
Name	2021 Base Salary
C. Taylor Pickett	$823,800
Daniel J. Booth	$532,700
Steven J. Insoft(1)	$521,800
Robert O. Stephenson	$510,800
Gail D. Makode	$420,000

(1)
Mr. Insoft’s employment terminated effective January 1, 2022.

2021 Annual Cash Incentive Opportunities
For 2021, the Committee retained the prior annual cash bonus opportunities as a percentage of annual base salary for each of our named executive officers, which were as follows:
	Annual Incentive (% of Base Salary)
Name	Threshold	Target	High
C. Taylor Pickett	100%	125%	200%
Daniel J. Booth	50%	75%	125%
Steven J. Insoft(1)	50%	75%	125%
Robert O. Stephenson	50%	75%	125%
Gail D. Makode	50%	75%	125%

(1)
Mr. Insoft’s employment terminated effective January 1, 2022.

2021 Annual Cash Incentive Performance Goals and Results
Annual Cash Incentive Performance Goal #1: FAD per Share
Weighting	Threshold	Target	High	2021 Results
30%	$3.01	$3.06	$3.11	$3.14
Why is this metric important? FAD per share is important as it provides an enhanced measure of the operating performance of Omega’s core portfolio.
How is this metric calculated? FAD is a non-GAAP financial measure and is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. Adjusted FFO is calculated as Nareit FFO excluding the impact of non-cash stock-based compensation and certain revenue and expense items, where Nareit FFO is calculated in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“Nareit”), and consequently, Nareit FFO is defined as net income (computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. See “Use of Non-GAAP Financial Measures” below.

Performance: In 2021, Omega achieved $3.14 FAD per share, resulting in an achievement at the high hurdle level.
Annual Cash Incentive Performance Goal #2: Tenant Quality
Weighting	Threshold	Target	High	2021 Results
30%	98%	98.5%	99%	96.8%
Why is this metric important? Tenant quality is important as it helps to measure the financial strength of our tenants and the quality of our underwriting, and accordingly, the reliability of our projected income stream.
How is this metric calculated? Tenant quality is a non-GAAP measure calculated as the percentage of actual cash collected (within 30 days of the contractual due date) in relation to the Board approved 2021 budgeted operator lease and mortgage interest cash revenue. See “Use of Non-GAAP Financial Measures” below.
Performance: In 2021, Omega achieved 96.8% tenant quality, resulting in an achievement which did not meet the threshold hurdle level.
Annual Cash Incentive Performance Goal #3: Leverage
Weighting	Threshold	Target	High	2021 Results
10%	5.0x	4.8x	4.6x	5.3x
Why is this metric important? Leverage is important as it helps to measure our balance sheet and solvency risk and hence our ability to maintain our credit ratings and access the capital markets at favorable rates.
How is this metric calculated? Leverage is a non-GAAP financial measure which equals net funded debt/adjusted pro forma annualized EBITDA. See “Use of Non-GAAP Financial Measures” below.
Performance: In 2021, Omega achieved leverage of 5.3x, resulting in higher leverage than the threshold hurdle level.
Annual Cash Incentive Performance Goal #4: Committee’s Assessment of Individual Performance
Weighting
30%
Why is this metric important? It allows the Committee to consider other financial and non-financial factors and to recognize and appropriately reward each officer’s particular contributions to the success of Omega. The Committee has also determined that for 2022, a substantial portion of the subjective component of the cash bonus for each NEO will be based on achievement of ESG targets.
Performance: The percentages earned under the individual performance metric and material factors considered include the following:
C. Taylor Pickett — 81% of maximum
•
Continued to manage COVID-19 challenges to the business effectively, provide support to operators and improve balance sheet through capital markets transactions and opportunistic acquisitions and dispositions in a challenging environment

•
Continued to evolve ESG, diversity and inclusion efforts and develop tools to measure and communicate progress

•
Expanded thought leadership via data analytics effort and staff and leadership development

•
Continued to investigate industry disrupters to incorporate into strategic planning effort

Daniel J. Booth — 82% of maximum
•
Effectively managed a significant number of troubled situations

•
Continued to evolve ESG, diversity and inclusion efforts internally and with regard to operator programs

•
Effectively supported leadership development and investment in thought leadership opportunities

•
Continued to leverage data analytics to track COVID-19 related trends and industry impacts to inform Omega stakeholders and operators

Robert O. Stephenson — 85% of maximum
•
Managed capital markets activity effectively to support corporate needs during the COVID-19 pandemic

•
Accelerated ESG tracking and communications to the market, and diversity and inclusion programs with internal staff

•
Continued to invest effectively in staff development and training in the finance and IT functions

Gail D. Makode — 85% of maximum
•
Continued to enhance governance, Board and risk management processes

•
Expanded diversity and inclusion initiatives in hiring, training and vendor management

•
Further developed governance-related thought leadership

Accordingly, the Committee approved the following cash bonuses relating to 2021 performance:
FAD per share (30%)
	Threshold	Target	High	Actual
Executive	$3.01	$3.06	$3.11	$3.14
C. Taylor Pickett	$247,140	$308,925	$494,280	$494,280
Daniel J. Booth	$79,905	$119,858	$199,763	$199,763
Steven J. Insoft(1)	$78,270	$117,405	$195,675	$0
Robert O. Stephenson	$76,620	$114,930	$191,550	$191,550
Gail D. Makode	$63,000	$94,500	$157,500	$157,500
Tenant Quality (30%)
	Threshold	Target	High	Actual
Executive	98%	98.5%	99%	96.8%
C. Taylor Pickett	$247,140	$308,925	$494,280	$0
Daniel J. Booth	$79,905	$119,858	$199,763	$0
Steven J. Insoft(1)	$78,270	$117,405	$195,675	$0
Robert O. Stephenson	$76,620	$114,930	$191,550	$0
Gail D. Makode	$63,000	$94,500	$157,500	$0
Leverage (10%)
	Threshold	Target	High	Actual
Executive	5.0x	4.8x	4.6x	5.3x
C. Taylor Pickett	$82,380	$102,975	$164,760	$0
Daniel J. Booth	$26,635	$39,953	$66,588	$0
Steven J. Insoft(1)	$26,090	$39,135	$65,225	$0
Robert O. Stephenson	$25,540	$38,310	$63,850	$0
Gail D. Makode	$21,000	$31,500	$52,500	$0
Subjective (30%)
Executive	Threshold	Target	High	Actual
C. Taylor Pickett	$247,140	$308,925	$494,280	$400,000

Subjective (30%)
Executive	Threshold	Target	High	Actual
Daniel J. Booth	$79,905	$119,858	$199,763	$163,807
Steven J. Insoft(1)	$78,270	$117,405	$195,675	$0
Robert O. Stephenson	$76,620	$114,930	$191,550	$162,820
Gail D. Makode	$63,000	$94,500	$157,500	$133,875

(1)
Mr. Insoft’s employment terminated effective January 1, 2022, and he was accordingly not awarded an Annual Cash Bonus for 2021.

Use of Non-GAAP Financial Measures
Nareit FFO, Adjusted FFO, FAD, Tenant Quality and Leverage are non-GAAP financial measures. We believe that these measures are important supplemental measures of our operating performance. We calculate and report Nareit FFO in accordance with the definition and interpretive guidelines issued by Nareit, and consequently, FFO is defined as net income (computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures and changes in the fair value of warrants. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Depreciation adjustments are made because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. Nareit FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.
Adjusted FFO is calculated as Nareit FFO excluding the impact of non-cash stock-based compensation and certain revenue and expense items (e.g., acquisition, merger and transaction related costs, write-off of straight-line accounts receivable, recoveries and provisions for current expected credit losses (excluding certain cash recoveries on impaired loans), severance, etc.). FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. The Company believes these measures provide an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Adjusted FFO and FAD are not comparable to the Nareit definition of FFO or to similar measures reported by other REITs, but the Company believes that they are appropriate measures for this Company.
Leverage is a non-GAAP financial measure which refers to ratio of funded debt to adjusted pro forma annualized EBITDA. Funded debt is defined as gross balance sheet debt less balance sheet cash. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA eliminates items such as acquisition costs and stock-based compensation expense and adds back certain non-cash expenses, if any, to EBITDA. Adjusted pro forma EBITDA adds to adjusted EBITDA the incremental EBITDA from (i) new investments and divestitures made during the 4th quarter assuming an October 1st purchase or sale date and (ii) inception to date funding of construction in progress multiplied by the estimated contractual quarterly yield assuming an October 1st in-service date. EBITDA, adjusted EBITDA, adjusted pro forma EBITDA and related ratios are non-GAAP financial measures. Annualized EBITDA, adjusted annualized EBITDA, and adjusted pro forma EBITDA assume the current quarter results multiplied by four, and are not projections of future performance.
Tenant quality is a non-GAAP measure calculated as the percentage of actual cash collected (within 30 days of the due date) in relation to the Board approved 2021 budgeted operator cash lease and mortgage revenue.
These non-GAAP measures are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on these non-GAAP measures as substitutes for any GAAP measure, including net income. A reconciliation of FFO, Adjusted FFO and FAD to the most comparable GAAP measure is fully set forth in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 2, 2022.

Long-Term Equity Incentives for Three-Year Period commencing January 1, 2021
As discussed under the heading “Components of Our Executive Compensation Program — Long-Term Equity Incentive Program — Overview of Long-Term Equity Incentives,” the Committee granted an annual equity award to each named executive officer for 2021 that is earned over a three-year period running from January 1, 2021. The grant is split based on the target value of the executive’s long-term incentive award opportunity, which is comprised 60% of the Performance-based Award and 40% of the Time-based Award. For awards granted in 2021, the Performance-based Awards are comprised 55% (based on target value) of Relative TSR-based Awards and 45% (based on target value) of TSR-based Awards. For the 2021 grants each named executive officer was permitted to elect to receive RSUs or Profits Interest Units for the Time-Based Award (referred to collectively as “Time-based Units”) and PRSUs or Profits Interest Units for the Performance-based Award (referred to collectively as “Performance-based Units”).
Time-Based Units
The Time-based Units award is subject to three-year cliff vesting running from January 1, 2021 and is subject to the named executive officer’s continued employment on the vesting date, except in the case of death, “disability,” termination by the Company without “cause,” or resignation for “good reason” (as those terms are defined in the award agreement, each a “Qualifying Termination”) or Retirement. If the Qualifying Termination is not in connection with a “Change in Control” (as defined in the award agreement), the executive officer will vest at the end of the three-year period in one-third of the Time-based Units for each year or partial year of service performed during the three-year vesting period, subject to the officer’s continuing compliance with non-competition, non-solicitation and intellectual property covenants. If the Qualifying Termination or Retirement occurs after, or within 60 days before, a Change in Control, vesting will be accelerated 100%. If Retirement is not in connection with a Change in Control, the executive officer will vest at the end of the three-year period in 100% of the Time-based Units, subject to the officer’s continuing compliance with non-competition, non-solicitation and intellectual property covenants. “Retirement” means voluntary resignation by the officer with at least six months prior notice after having reached at least age 62 and having performed at least ten years of service. However, no existing executive officer will be eligible for Retirement in 2023 or earlier. Dividend equivalents (or distributions in the case of Profits Interest Units) accrue on the units and are paid currently on unvested and vested Time-based Units. Vested Time-based Units that were issued in the form of RSUs are paid in Company common stock upon vesting. In the case of Profits Interest Units, the units were already issued upon grant, so no issuance occurs upon vesting.

Relative TSR Units and TSR Units
These units are earned based on rigorous performance hurdles. For example, the Company must outperform the Index to achieve a target payout on the relative TSR component and separately achieve a 10% compounded, annual return on the absolute TSR component, in each case over the three-year performance period beginning January 1, 2021, as shown in the table below:

60% — **3-Year Performance-Vesting Award**

55% Relative TSR vs. Nareit Health Care Equity Index

Payout Levels*	**Hurdles**
Threshold (50%)	- 300 bps
Target (100%)	+ 50 bps
High (200%)	+ 300 bps

45% Absolute TSR

Payout Levels*	**Hurdles**
Threshold (50%)	8%
Target (100%)	10%
High (200%)	12%

IF EARNED, VEST QUARTERLY FOR ONE YEAR AFTER PERFORMANCE PERIOD

40% — **Time-Vesting Award**

CLIFF VEST AFTER THIRD YEAR FOLLOWING DATE OF GRANT

**Payout levels include time-based grants.*

In order to better align the payout ranges with market practices and peer compensation plans, the Committee in 2020 began using a wider range of payout levels of LTI awards than in prior years so that the aggregate long-term equity incentive opportunity, including Time-based Units, would be 0.50x, 1.0x, and 2.0x at threshold, target, and high, respectively, as compared to 0.75x, 1.0x and 1.5x, respectively, for 2019 LTI awards. The Committee retained this approach for the 2021 LTI awards.
The grant date fair value of the Time-based Units is subtracted from the aggregate long-term equity incentive opportunity at each of the threshold, target and high levels to arrive at the performance-based long-term incentive opportunity, and 45% of the grant date fair value of the performance-based long-term incentive opportunity at each performance level is represented by TSR Units, with the other 55% being represented by Relative TSR Units. If achievement of the Relative TSR Units or the TSR Units falls below the threshold hurdles, no amount of the respective award will be earned; and if it falls between threshold and target or target and high achievement levels, the number of units of such award that is earned will be determined by an interpolation formula. The starting and ending stock prices used in the achievement calculations are the November and December average closing price per share of Company common stock before the beginning and at the end of the performance periods.
The number of units earned will be determined as of the last day of the performance period, with 25% of the earned units vesting on the last day of each calendar quarter in the year following the end of the three-year performance period, subject to the named executive officer’s continued employment on the vesting date except in the case of a Qualifying Termination, Retirement or a Change in Control. If the Qualifying Termination or Retirement is not in connection with a Change in Control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be 100% if the Qualifying Termination or Retirement occurs on or after the end of the three-year performance period, subject in either case to the officer’s continuing compliance with non-competition, non-solicitation and intellectual property covenants. If a Change in Control occurs, the performance period will end on the date of the Change in Control. If the named executive officer is employed on the date of the Change in Control or has a Qualifying Termination or Retirement within 60 days before the Change in Control, the units will be earned and vested on the date of the Change in Control only to the extent that the TSR and Relative TSR performance goals are satisfied as of the date of the Change in Control.
The earned and vested units that are granted in the form of PRSUs will be paid in Company common stock within ten (10) days following vesting or on the date of a Change in Control, if earlier. In the case of Profits Interest Units, the units were already issued upon grant, so no issuance occurs upon vesting, but any unearned units are forfeited at the end of the performance period and any units that fail to vest are also forfeited.
Dividend equivalents accrue on PRSUs that are subsequently earned at the end of the performance period and are then paid currently, before vesting. In the case of Profits Interest Units, while the named executive officers hold Profits Interest Units that are both unvested and unearned, they will receive distributions from Omega OP when a distribution is paid to holders of OP Units of an amount per Profits Interest Unit (the “Interim Distribution”), and a corresponding percentage allocation of net income and net loss under the partnership agreement of Omega OP, equal to (i) 10% of distributions and allocations in the ordinary course and (ii) 0% of distributions and allocations not in the ordinary course. Providing for initial minimal ordinary course distributions and allocations of 10% while the Profits Interest Units are unearned is an approach that has been used by other REITs to ensure that the units will satisfy the requirements under federal tax law to be treated as profits interests. After any Profits Interest Units become earned (but not necessarily vested), the named executive officer will receive a distribution from Omega OP (and a corresponding allocation of net income and net loss per earned Profits Interest Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid if the Profits Interest Unit had been an OP Unit on January 1 of the year of grant over (ii) the Interim Distribution per Profits Interest Unit. Thereafter, the named executive officer will receive distributions and allocations of net income and net loss pursuant to the partnership agreement of Omega OP.
Performance Results for Long-Term Equity Incentives as of December 31, 2021

(1)
Payouts for performance achieved at the “above high” levels are capped at the high payout level. No payout is made for performance achieved at the “below threshold” level.

Our Relative TSR and TSR for purposes of calculating long-term incentive performance are based on November and December average closing stock prices before the beginning and at the end of the three-year performance period. As a result, the numbers in the chart immediately above are different than shown in the 3-Year Total Return bar chart under “TSR Annualized Performance for the Multi-Year Periods ended December 31, 2021.”
Summary of Performance Results as of December 31, 2021 for Long-Term Equity Incentives
Our Relative TSR for the three-year performance period ended December 31, 2021 of approximately -648 basis points relative to the Index underperformed the threshold performance hurdle of -300 basis points, and our TSR for the three-year performance period ended December 31, 2021 of 1.84% also underperformed the threshold performance hurdle of 8%. Therefore, neither the Relative TSR-based nor the TSR-based equity incentives for that period were earned, reflecting strong alignment of pay and performance.
In addition, our Relative TSR and TSR is tracking below the threshold performance levels for the three-year period ending December 31, 2022 and the three-year period ending December 31, 2023. There can be no assurance that these measures will track at a similar level for the full performance period, particularly given the uncertainty as to the Company’s and the Index’s performance in light of the COVID-19 pandemic. The required high level for the three-year performance periods ending in 2022 and 2023 is (i) 300 basis points in excess of the Index for the Relative TSR-based equity incentives, and (ii) 12% for the TSR-based equity incentives.
Our Compensation Decisions for 2022
Consideration of Market Data
For 2022, the Committee revised the peer group composition from the prior year to replace Duke Realty Corporation with STORE Capital Corporation, reflecting their size and comparability, as peers, and otherwise adopted the peer group that had been in place in 2021.
In addition, in awarding 2022 compensation, the Committee considered the overall decrease in projected total executive compensation for 2022 as a result of the elimination of the Chief Corporate Development Officer position as of January 1, 2022.

Executive	2021 Target Compensation	2022 Target Compensation
C. Taylor Pickett	$6,171,054	$6,540,250
Daniel J. Booth	$2,934,481	$3,110,750
Robert O. Stephenson	$2,731,810	$2,894,750
Steven J. Insoft	$2,697,313	—
Gail D. Makode	$1,535,025	$1,688,500
Total	$16,069,683	$14,234,250
% Change	—	-11.4%

The Committee established annual base salaries for the named executive officers for 2022 to be generally in line with the approximate median for our peer group, based on analyses provided by FPC, with appropriate adjustments to preserve internal pay equity, reflect increases in inflation based on the consumer price index of 6% in 2021 and, in the case of Ms. Makode, better reflect the median salary for her position within our peer group.
2022 Annual Base Salaries
The Committee established the following annual base salaries for 2022 for each of our named executive officers:
Name	2021 Base Salary	2022 Base Salary	Increase
C. Taylor Pickett	$823,800	$873,000	6%
Daniel J. Booth	$532,700	$565,000	6%
Robert O. Stephenson	$510,800	$541,000	6%
Gail D. Makode	$420,000	$462,000	10%

2022 Annual Cash Incentive Opportunities
For 2022, the Committee retained the 2021 annual cash bonus opportunities for our named executive officers. The opportunities are as follows:
	Annual Incentive (% of Base Salary)
Name	Threshold	Target	High
C. Taylor Pickett	100%	125%	200%
Daniel J. Booth	50%	75%	125%
Robert O. Stephenson	50%	75%	125%
Gail D. Makode	50%	75%	125%
For 2022, the Committee retained the 2021 annual cash bonus performance measures and weighting that it used to determine annual cash bonuses for 2021 performance and revised the subjective component of the cash bonus, with a continued focus on achievement of ESG and diversity and inclusion targets.
2021 and 2022 Annual Cash Incentive Performance Measures
% of Bonus Opportunity	Measure
10%	Leverage
30%	FAD per share
30%	Tenant quality
30%	Subjective
Long-Term Equity Incentives for Three-Year Period commencing January 1, 2022
The Committee approved grants to the named executive officers of long-term incentive compensation awards effective January 1, 2022. For determining the amount of the 2022 grants, the Committee used an approach similar to that used for determining the amount of the 2021 grants, as discussed under the heading “Our Compensation Decisions for 2022 — Consideration of Market Data.” For the 2022 TSR-based grants, the Committee utilized the same performance goals that had been used for 2021. The material terms of the 2021 grants of long-term incentive awards are generally similar to the 2021 long-term incentive awards.
Other Matters
Clawback Policy
The Board of Directors has adopted a recoupment policy that allows the Company to recover incentive compensation paid to our executive officers in certain situations. Under this policy, if we are required to restate financial results due to material noncompliance with financial reporting requirements, the Board of Directors may, in its discretion, require executive officers to repay certain incentive compensation received in the three completed fiscal years prior to the year in which it was determined that a restatement was required. Incentive compensation is potentially subject to recovery to the extent that the compensation paid based on erroneous financial reporting measures exceeded what would have been paid based on the data used in the restated financial restatements. In addition, incentive compensation that was paid based on the subjective determination of the Compensation Committee of an executive officer’s performance is also potentially subject to recovery. Any right of recovery under the policy is in addition to any other legal rights of recovery and remedies that the Company may have, including under the Sarbanes-Oxley Act of 2012 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Retirement Policy
In 2019, the Company adopted a retirement policy covering named executive officers. The policy applies to officers who retire after having reached at least age 62 and performed at least ten years of service. Effective for awards for 2020 or later, the policy provides for prorated vesting of performance-based long term incentive awards that are actually earned based on performance, full vesting of certain time-based long term incentive awards and payment of any earned cash bonus if the employee retires after the end of the performance year but before the date of payment. These retirement benefits are subject to the employee’s compliance with any applicable non-competition and non-solicitation obligations and the intellectual property agreement to which the employee is subject, as well as being subject to the Company’s clawback policy discussed above.
Other Benefits
All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to make contributions. We make an annual matching contribution of 100% of the amount that the employee contributes to the plan up to the first 6% of each employee’s annual compensation up to $290,000 (for 2021, indexed by the IRS for later years). We also provide competitive benefit packages to all full-time employees that include health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits.
The Company maintains a deferred stock plan that allows officers to elect to defer receipt of common stock otherwise issuable upon vesting of RSUs and PRSUs. The Company also maintains a non-qualified deferred cash compensation plan that allows officers to elect to defer receipt of all or a portion of annual cash bonuses or annual base salary. We maintain a recordkeeping account for each officer who elects to defer under the plan that will be adjusted with the rate of return applicable to the plan investments. However, the plan is unfunded, and the assets of the plan therefore constitute the general assets of the Company.
Tax Deductibility of Executive Compensation
Before January 1, 2018, Section 162(m) of the Internal Revenue Code disallowed a federal income tax deduction for compensation over $1 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation was performance-based and the performance goals were approved by our stockholders. Effective January 1, 2018, Section 162(m) was amended to disallow a federal income tax deduction for compensation over $1 million to any of the named executive officer, regardless of whether the compensation is performance-based. Under a transition rule, Section 162(m) as in effect before the amendment continues to apply to compensation payable pursuant to a binding written contract in effect on November 2, 2017 that is not materially modified. In addition, because our named executive officers are employed by a subsidiary of Omega that is taxed as a partnership, the Section 162(m) rules have not in years ended before 2019 applied to Omega. However, the Treasury Department issued final regulations on December 18, 2020 that make the Section 162(m) rules generally applicable to Omega for compensation paid after December 18, 2020. In addition, the final regulations extend the transition rule for subsidiaries of public companies that are taxed as partnerships to compensation payable pursuant to a binding written contract in effect on December 20, 2019 that is not materially modified. However, the Committee believes that it is not practicable to consider implementing a $1 million annual compensation limit per executive officer, given the Company’s business need to pay our officers competitive levels of compensation. Further, we believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.
Risks Associated with Compensation
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks.
The Committee considered various factors that have the effect of mitigating risk and, with assistance of FPC, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:
•
The Company adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments, including through an Investment Committee of the Board of Directors chaired by an independent director;

•
The Company has strong internal financial controls;

•
Base salaries are consistent with each named executive officer’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•
The determination of incentive awards is based on a review of a variety of performance indicators as well as, in the case of the annual cash bonus, a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;

•
The design of our long-term compensation program rewards named executive officers for driving sustainable growth for stockholders over three-year performance periods;

•
The vesting periods for equity compensation awards encourage named executive officers to focus on stock price appreciation and maintaining dividends; and

•
The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests.

Compensation Committee Report
The following is a report by the Compensation Committee regarding our executive officer compensation program.
The Compensation Committee has reviewed and discussed with management the disclosure set forth under the heading “Compensation Discussion and Analysis” above and, based on such review and discussion, the Compensation Committee has recommended to the Board that such “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee of the Board of Directors
Edward Lowenthal, Chair
Barbara Hill
Stephen D. Plavin
Burke W. Whitman

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION
The following tables provide information relating to the compensation of our “named executive officers” for the last three fiscal years. Our named executive officers for 2021 are our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.
Summary Compensation Table
	Salary		Bonus ($)(1) (D)	Stock Awards ($)(2) (E)	Option Awards ($) (F)	Non-Equity Incentive Plan Compensation ($)(3) (G)	All Other Compensation ($)(4) (I)	Total ($) (J)
Name and Principal Position (A)	Year (B)	($) (C)
C. Taylor Pickett Chief Executive Officer	2021	823,800	400,000	8,635,010	—	494,280	21,864	10,374,954
	2020	823,800	398,465	8,117,974	—	1,091,535	21,464	10,453,238
	2019	799,800	432,012	5,190,748	—	847,988	16,800	7,287,348
Daniel J. Booth Chief Operating Officer	2021	532,700	163,807	4,004,506	—	199,763	21,864	4,922,640
	2020	532,700	170,523	3,760,457	—	439,477	21,464	4,924,621
	2019	517,200	124,239	2,559,999	—	289,761	16,800	3,507,999
Steven J. Insoft Former Chief Corporate Development Officer(5)	2021	521,800	—	3,568,343	—	—	21,864	4,112,007
	2020	521,800	154,515	3,411,241	—	430,485	21,464	4,539,505
	2019	506,600	121,177	2,399,999	—	283,823	16,800	3,328,399
Robert O. Stephenson Chief Financial Officer	2021	510,800	162,820	3,675,828	—	191,550	21,864	4,562,862
	2020	510,800	166,590	3,449,803	—	421,410	21,464	4,570,067
	2019	495,900	119,172	2,240,252	—	277,828	16,800	3,149,952
Gail D. Makode Chief Legal Officer	2021	420,000	133,875	1,600,021	—	157,500	17,400	2,328,796
	2020	400,000	135,000	1,500,016	—	330,000	17,100	2,382,116
	2019	—	—	—	—	—	—	—

(1)
Bonuses are reported for the year earned, whether or not paid before year end. Reflects the subjective component of annual cash bonus program payments. See “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2021 — 2021 Annual Cash Incentive Opportunities.”

(2)
Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). In the case of PRSUs and performance-based Profits Interest Units, the fair value of as of the grant date is based on the probable outcome of the performance conditions determined as of the date of grant computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. However, while the fair value of the PRSUs and performance-based Profits Interest Units as of the grant date includes the value of the awards that could be earned at the high level of performance, performance-based awards are not earned and paid out at the high level unless the high level of performance is in fact achieved. Equity compensation awards are granted by the Compensation Committee to the named executive officers under the Company’s equity compensation plan, and the amount of PRSU and performance-based Profits Interest Units awards are assessed by the Compensation Committee for comparability relative to the Company’s peer group of companies, based on the assumption that the awards are earned at the target level of performance. See Note 19 — “Stock-Based Compensation” in the Omega Annual Report on Form 10-K for the year ended December 31, 2021 for a detailed description of the assumptions that were used in determining the dollar amounts recognized for financial statement reporting purposes of equity awards.

(3)
Bonuses are reported for the year earned, whether or not paid before year end. Represents the objective performance components (FAD per share, tenant quality and leverage for 2021 and 2020; adjusted FFO per share, FAD per share and tenant quality for 2019) of annual cash incentive program payments, described for 2021 under “Compensation Discussion and Analysis — Compensation Decisions and Results for 2021 — 2021 Annual Cash Incentive Opportunities.”

(4)
“All Other Compensation” reflects 401(k) matching contributions and accrued dividend equivalents. The RSU awards accrue dividend equivalents from January 1 of the year of grant. The amount of the cash payments from such January 1 until the date of grant is included in “All Other Compensation.” In accordance with SEC rules, dividend equivalents associated with PRSUs and PIUs are generally not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

(5)
Mr. Insoft’s employment terminated effective as of January 1, 2022, and he was accordingly not awarded an Annual Cash Bonus for 2021.

Grants of Plan-Based Awards
The following table contains information relating to the plan-based awards grants made in 2021 to our named executive officers and is intended to supplement the 2021 Summary Compensation Table above.
	Date of Compensation Committee Action		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(1)
Name Grant Type		Grant Date	Threshold ($)	Target ($)	High ($)	Threshold (#)	Target (#)	High (#)
C. Taylor Pickett:
Annual Cash Bonus (Objective Metrics)(2)	12/11/2020	1/1/2021	576,660	720,825	1,153,320	—	—	—	—
Time-based Units(3)	12/11/2020	1/1/2021	—	—	—	—	—	—	1,726,986
Relative TSR-based Units(4)	12/11/2020	1/1/2021	—	—	—	10,131	64,730	190,617	3,799,417
TSR-based Units(5)	12/11/2020	1/1/2021	—	—	—	10,407	63,973	177,624	3,108,606
Daniel J. Booth:
Annual Cash Bonus (Objective Metrics)(2)	12/11/2020	1/1/2021	186,445	279,668	466,113	—	—	—	—
Time-based Units(3)	12/11/2020	1/1/2021	—	—	—	—	—	—	800,892
Relative TSR-based Units(4)	12/11/2020	1/1/2021	—	—	—	4,698	30,017	88,399	1,761,982
TSR-based Units(5)	12/11/2020	1/1/2021	—	—	—	4,826	29,668	82,374	1,441,632
Steven J. Insoft:(6)
Annual Cash Bonus (Objective Metrics)(2)	12/11/2020	1/1/2021	182,630	273,945	456,575	—	—	—	—
Time-based Units(3)	12/11/2020	1/1/2021	—	—	—	—	—	—	713,693
Relative TSR-based Units(4)	12/11/2020	1/1/2021	—	—	—	4,186	26,748	78,770	1,570,056
TSR-based Units(5)	12/11/2020	1/1/2021	—	—	—	4,301	26,436	73,401	1,284,595
Robert O. Stephenson:
Annual Cash Bonus (Objective Metrics)(2)	12/11/2020	1/1/2021	178,780	268,170	446,950	—	—	—	—
Time-based Units(3)	12/11/2020	1/1/2021	—	—	—	—	—	—	735,160
Relative TSR-based Units(4)	12/11/2020	1/1/2021	—	—	—	4,313	27,555	81,144	1,617,379
TSR-based Units(5)	12/11/2020	1/1/2021	—	—	—	4,430	27,232	75,612	1,323,289
Gail D. Makode:
Annual Cash Bonus (Objective Metrics)(2)	12/11/2020	1/1/2021	147,000	220,500	367,500	—	—	—	—
Time-based Units(3)	12/11/2020	1/1/2021	—	—	—	—	—	—	320,020
Relative TSR-based Units(4)	12/11/2020	1/1/2021	—	—	—	1,877	11,994	35,320	704,006
TSR-based Units(5)	12/11/2020	1/1/2021	—	—	—	1,929	11,854	32,912	575,995

(1)
Represents the fair value for accounting purposes as of the applicable grant date. See the Stock Awards Vested for 2021 table below for information regarding amounts earned with respect to awards vesting in 2021.

(2)
Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of Omega’s annual cash incentive program for 2021. Bonus payments earned and paid based on actual performance under the objective metric components for 2021 are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding annual bonus opportunities including the subjective component, see “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2021 — 2021 Annual Cash Incentive Opportunities.”

(3)
Represents either RSUs or Profits Interest Units based on the officer’s election, in either case vesting on December 31, 2023 subject to continued employment on the vesting date except in the case of a Qualifying Termination not in connection with a change in control, in which case one-third of the units vest for each year or partial year worked in the three-year period (subject to the officer’s compliance with certain restrictive covenants), or Qualifying Termination in connection with a change in control, in which case the units fully vest. Dividend equivalents accrue on the RSUs, and distributions accrue on the Profits Interest Units and will be paid currently on unvested and vested units. See “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2021 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2021.”

(4)
Represents either PRSUs or Profits Interest Units based on the officer’s election. Reflects the range of value that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of units that will be earned depends on the level of Relative TSR over the three-year performance period ending December 31, 2023 (unless a change in control occurs before that date). Vesting occurs in four equal quarterly installments in 2024, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or Retirement (subject to the officer’s compliance with certain restrictive covenants) or a change in control. If the Qualifying Termination, Retirement or change in control occurs during 2024, the previously earned units immediately vest. If the Qualifying Termination or Retirement occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination or Retirement. If the change in control occurs during the performance period, the performance period will end on the date of the change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination or Retirement within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control. Dividend equivalents accrue on PRSUs that subsequently are earned. Accrued dividend equivalents are only payable if and to the extent the PRSUs are earned. Each unvested and unearned Profits Interest Unit entitles the holder to receive distributions equal to (i) 10% of the regular periodic distributions per OP Unit paid by Omega OP to OP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per OP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per OP Unit paid by Omega OP to OP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per OP Unit not made in the ordinary course. Each earned Profits Interest Unit entitles the holder to receive a distribution (and a corresponding allocation of Net Income and Net Loss per earned Profits Interest Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid per Profits Interest Unit if the Profits Interest Unit had been an OP Unit on January 1, 2021 over (ii) the Interim Distribution per Profits Interest Unit. In addition, each earned Profits Interest Unit entitles the holder to receive distributions and allocations of Net Income and Net Loss that accrues following the date that the Profits Interest Units become an earned Profits Interest Unit pursuant to the partnership agreement of Omega OP determined without regard to the adjustments described above. See “Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2021.”
(5)
Represents either PRSUs or Profits Interest Units based on the officer’s election. Reflects the range of value that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of units that will be earned depends on the level of TSR over the three-year performance period ending December 31, 2023 (unless a change in control occurs before that date). See Footnote 4 above for a description of other terms.

(6)
Mr. Insoft’s employment terminated effective as of January 1, 2022, and he was paid cash severance amounts pursuant to his Employment Agreement (and subject to the terms thereof). In addition, he vested or is eligible to vest in certain of his outstanding equity awards, in certain cases on a prorated basis, pursuant and subject to the terms of such awards and his Employment Agreement.

Outstanding Equity Awards at Fiscal Year End
The following sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. Since the information is set forth as of December 31, 2021, it does not include equity awards that vested or forfeited as of December 31, 2021 or awards granted in 2022. There are no options outstanding.
Name		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(1)
C. Taylor Pickett	2020-2022 Time-based Units(2)	38,611	1,142,499	—	—
	2020-2022 TSR-based Units(3)	—	—	213,606	7,351,037
	2020-2022 Relative TSR-based Units(4)	—	—	166,007	5,712,965
	2021-2023 Time-based Units(5)	47,786	1,413,988	—	—
	2021-2023 TSR-based Units(6)	—	—	177,624	5,684,323
	2021-2023 Relative TSR-based Units(7)	—	—	190,617	6,100,125
Daniel J. Booth	2020-2022 Time-based Units(2)	17,759	525,489	—	—
	2020-2022 TSR-based Units(3)	—	—	98,949	3,405,231
	2020-2022 Relative TSR-based Units(4)	—	—	76,898	2,646,368
	2021-2023 Time-based Units(5)	22,051	652,489	—	—
	2021-2023 TSR-based Units(6)	—	—	82,374	2,636,133
	2021-2023 Relative TSR-based Units(7)	—	—	88,399	2,828,945
Steven J. Insoft(8)	2020-2022 Time-based Units(2)	16,225	480,098	—	—

Name		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(1)
	2020-2022 TSR-based Units(3)	—	—	89,759	3,088,966
	2020-2022 Relative TSR-based Units(4)	—	—	69,757	2,400,617
	2021-2023 Time-based Units(5)	19,748	584,343	—	—
	2021-2023 TSR-based Units(6)	—	—	73,401	2,348,979
	2021-2023 Relative TSR-based Units(7)	—	—	78,770	2,520,798
Robert O. Stephenson	2020-2022 Time-based Units(2)	16,408	485,513	—	—
	2020-2022 TSR-based Units(3)	—	—	90,774	3,123,896
	2020-2022 Relative TSR-based Units(4)	—	—	70,546	2,427,770
	2021-2023 Time-based Units(5)	20,342	601,920	—	—
	2021-2023 TSR-based Units(6)	—	—	75,612	2,419,735
	2021-2023 Relative TSR-based Units(7)	—	—	81,144	2,596,770
Gail D. Makode	2020-2022 Time-based Units(2)	7,134	211,095	—	—
	2020-2022 TSR-based Units(3)	—	—	39,471	1,358,355
	2020-2022 Relative TSR-based Units(4)	—	—	30,674	1,055,615
	2021-2023 Time-based Units(5)	8,855	262,019	—	—
	2021-2023 TSR-based Units(6)	—	—	32,912	1,053,250
	2021-2023 Relative TSR-based Units(7)	—	—	35,320	1,130,311

(1)
Based on the closing price of our common stock as of December 31, 2021 of $29.59 per share. Includes value of dividend equivalent rights accrued with respect to PRSUs and distributions accrued with respect to Profits Interest Units.

(2)
Represents either RSUs or Profits Interest Units, based on the officer’s election, granted as of January 2020. Each Time-based Award vests on December 31, 2022 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination (subject to the officer’s compliance with certain restrictive covenants). Dividend equivalents or distributions accrue on the Time-based Awards and will be paid currently on unvested and vested units.

(3)
Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2022. These awards are shown at the high performance level in the table above but were tracking below the threshold performance level as of December 31, 2021. The number of units that will be earned for the performance period will depend on the level of TSR achieved over the applicable performance period. The earned units vest quarterly in 2023, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination (subject to the officer’s compliance with certain restrictive covenants) or a change in control. If the Qualifying Termination or change in control occurs during 2023, the previously earned units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.

(4)
Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2022. These awards are shown at the high performance level in the table above but were tracking below the threshold performance level as of December 31, 2021. The number of units that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned units vest in four quarterly installments in 2023, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2023, the previously earned units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.

(5)
Represents either RSUs or Profits Interest Units, based on the officer’s election, granted as of January 2021. Each Time-based Award vests on December 31, 2023 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination (subject to the officer’s compliance with certain restrictive covenants). Dividend equivalents or distributions accrue on the Time-based Awards and will be paid currently on unvested and vested units.

(6)
Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2023. These awards are shown at the high performance level in the table above but were tracking below the threshold performance level as of December 31, 2021. The number of units that will be earned for the performance period will depend on the level of TSR achieved over the applicable performance period. The earned units vest quarterly in 2024, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or Retirement (subject to the officer’s compliance with certain restrictive covenants) or a change in control. If the Qualifying Termination, Retirement or change in control occurs during 2024, the previously earned units immediately vest. If the Qualifying Termination or Retirement occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination or Retirement. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination or Retirement within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.

(7)
Represents either PRSUs or Profits Interest Units, based on the officer’s election, for the three-year performance period ending December 31, 2023. These awards are shown at the high performance level in the table above but were tracking below the threshold performance level as of December 31, 2021. The number of units that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned units vest in four quarterly installments in 2024, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination, Retirement or a change in control. If the Qualifying Termination, Retirement or change in control occurs during 2024, the previously earned units immediately vest. If the Qualifying Termination or Retirement occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination or Retirement. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination or Retirement within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the units will be earned and vested on the date of the change in control.

(8)
Mr. Insoft’s employment terminated effective January 1, 2022, and he vested in certain of his outstanding equity awards, in certain cases on a prorated basis, pursuant and subject to the terms of such awards and his Employment Agreement.

Stock Awards Vested for 2021
The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2021. The awards that vested in 2021 consist of Time-based RSUs that vested on December 31, 2021 and Relative TSR-based Units and TSR-based Units for the 2018 — 2020 performance period that vested quarterly during 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
C. Taylor Pickett	—	—	377,876(3)	12,374,365
Daniel J. Booth	—	—	199,851	6,550,058
Steven J. Insoft(4)	—	—	187,504	6,144,963
Robert O. Stephenson	—	—	175,009	5,735,466
Gail D. Makode	—	—	—	—

(1)
Includes awards vested in 2021, whether or not the underlying shares were issued before year end.

(2)
The value realized was based on the closing price of our stock as of the date the applicable award vested. For Profits Interest Units, reflects the value of an equal number of shares of common stock.

(3)
Includes 103,311 shares deferred under our Deferred Stock Plan.

(4)
Mr. Insoft’s employment terminated effective as of January 1, 2022, and he vested in certain of his outstanding equity awards, in certain cases on a prorated basis, pursuant and subject to the terms of such awards and his Employment Agreement.

Nonqualified Deferred Compensation
Our Deferred Stock Plan enables our directors and executive officers to defer receipt of our common stock issuable upon the vesting of equity awards, subject to the terms of the plan and agreements approved by the Compensation Committee for such purpose. This plan is intended to permit our directors and officers to delay the timing of taxation of equity awards that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. If a participant makes a deferral election, the deferred shares will not be issued when vested but rather at a later date or event specified in the deferral agreement.
Unless otherwise determined by the Compensation Committee, all common stock that is deferred will accrue dividend equivalents. Under the terms of the Deferred Stock Plan, the Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the common stock or may give the participant the right to elect to receive the dividend equivalents currently or defer them. If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement. Under the existing deferral agreements, the Committee has provided that a participant may elect when making a deferral election (a) to convert dividend equivalents into the right to receive additional shares of common stock based on the trading price of common stock on the date that dividends are paid and have the additional shares issued when the deferred stock is issued, (b) to accrue interest on a quarterly basis on dividend equivalents at the Company’s average borrowing rate for the previous quarter and have the interest paid in cash when the deferred common stock is issued, or (c) to have dividend equivalents paid in cash currently when they are earned.
The Company also maintains a non-qualified deferred cash compensation plan that allows officers to elect to defer receipt of all or a portion of annual cash bonuses or annual base salary. We maintain a recordkeeping account for each officer who elects to defer under the plan that will be adjusted with the rate of return applicable to the plan investments chosen by the officer from among the choices available under the plan. However, the plan is unfunded, and the assets of the plan therefore constitute the general assets of the Company. This plan is intended to permit our directors and officers to delay the timing of cash compensation that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. If a participant makes a deferral election, the deferred cash (as adjusted for earning or losses on the plan investment funds chose by the officer) will be paid upon a later date or event chosen by the officer and specified in the deferral agreement.
The following table shows nonqualified deferred compensation activity for our named executive officers in 2021.
Nonqualified Deferred Compensation Activity 2021
Name	Executive Contributions in Last Fiscal Year ($)	Company Contribution in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawal/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
C. Taylor Pickett	5,411,405(4)	—	(1,942,685)	(1,369,399)	22,535,256
Daniel J. Booth	—	—	—	—	—
Steven J. Insoft(5)	—	—	—	—	—
Robert O. Stephenson	153,240(6)	—	6,156	—	377,224
Gail D. Makode	—	—	—	—	—

(1)
For the Deferred Stock Plan, reflects the change in value of deferred stock units, plus dividend equivalents, during the last fiscal year. For the Deferred Cash Plan, reflects change in notional value of the participant-selected investments. Aggregate earnings (loss) on deferred compensation are not included in the Summary Compensation Table.

(2)
For the Deferred Stock Plan, represents dividend equivalents distributed during the last fiscal year.

(3)
The Deferred Stock Plan balance is vested and is based on the closing price of Omega common stock as of December 31, 2021. The Deferred Cash Plan balance represents the vested balance of the officer’s participant account. Mr. Pickett has deferred an aggregate of 575,539 shares under the Deferred Stock Plan.

(4)
Reflects deferred cash compensation of $1,990,000 and deferred stock awards valued at $3,421,405 in respect of vested Performance-based Awards that vested in 2021, based on the closing price of Omega common stock as of the applicable vesting date. The deferred cash compensation is included in the 2021 compensation reported in the Summary Compensation Table above. The grant date fair value of the deferred stock awards was reported in the Summary Compensation Table as compensation in the year the award was granted.

(5)
Mr. Insoft’s employment terminated effective January 1, 2022.

(6)
Reflects deferred cash compensation included in the 2021 compensation reported in the Summary Compensation Table above.

Employment Agreements
We entered into employment agreements with each of our executive officers that, as amended, expire December 31, 2024. Omega’s general practice is to amend the employment agreement with its executive officers each year to extend their respective terms by one year.
Each employment agreement specifies the executive officer’s title and his current base salary, which may not be decreased during the term of the employment agreement. For a discussion of current base salaries, see “2022 Annual Base Salaries.” Each employment agreement provides that the executive officer will be eligible to earn an annual bonus of specified percentages of annual base salary for threshold, target and high performance, respectively. For a discussion of actual bonus arrangements for 2021 and 2022, see “Compensation Discussion and Analysis — Our Compensation Decisions and Results for 2021 and — Compensation Decisions for 2022.”
If during the term of the employment agreement we terminate the executive officer’s employment without “cause” or if such executive officer resigns for “good reason,” we will pay such executive officer (a) severance equal to a specified multiple of the sum of his or her then current annual base salary plus such executive officer’s average annual bonus over the last three completed fiscal years and (b) 100% of the applicable monthly COBRA premium under the Company’s group health plan for the coverage elected by the executive and his or her spouse and eligible dependents, for the lesser of 18 months or until such coverage terminates. The multiples used to calculate the severance amount are as follows:
Name	Multiple
C Taylor Pickett	3 times
Daniel J. Booth	2 times
Robert O. Stephenson	2 times
Gail D. Makode	1.5 times
The severance amount will be paid in installments over a severance period that is a specified number of months that is 12 times the specified multiple above following his or her termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the executive officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as a material breach of the employment agreement or our relocation of the executive officer’s place of employment without such executive officer’s consent. The executive officer is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
During the period of employment and for a specified period equivalent to the severance period thereafter (regardless of whether severance is payable), the executive officer is obligated not to provide managerial services or management consulting services to a “competing business” within the states and countries in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for a specified period equivalent to the severance period thereafter, the executive officer agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if the executive officer remains employed by us through the date the term of the employment agreement expires, the noncompetition and non-solicitation provisions also expire on that date.
Potential Payments Upon Termination or Change in Control
The table below illustrates the incremental or accelerated compensation that would have been payable in the event of the events identified below, as if they had occurred as of December 31, 2021. For equity awards, the amounts in the table below reflect the fair market value of the equity, and dividend equivalents in the case of PRSUs and distributions in the case of performance-based Profits Interest Units, that would be issuable as a result of the acceleration of the vesting of equity awards in connection with the events identified, based on the $29.59 per share closing price of Omega common stock at December 31, 2021.
The occurrence of a change of control does not increase severance benefits or bonus payments that would otherwise be payable. However, for Time-based Units, vesting is accelerated 100% upon a Qualifying Termination that occurs after, or within 60 days before, a change in control. In addition, for Performance-based Units, vesting is accelerated upon a change in control but only as to those units actually earned based on performance through the date of the change in control. For a description of the vesting of Time-based and Performance-based Units, see “Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Long-Term Equity Incentive Program.”
The term “Qualifying Termination” refers to death, disability, termination without “cause,” or resignation for “good reason.” For a description of circumstances constituting “cause” and “good reason” and related information, see the discussion under the heading “Employment Agreements.” In 2019, the Company adopted a retirement policy covering named executive officers effective for awards granted in 2020 or later. See “Compensation Discussion and Analysis — Other Matters — Retirement Policy.” None of our named executive officers would have been eligible for retirement benefits under such policy at December 31, 2021.
Potential Payments: Triggering Event as of December 31, 2021
Name	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
C. Taylor Pickett:
Severance	6,135,680	—	—	—	6,135,680
Bonus	—	894,280	—	—	—
Accelerated Vesting of Equity Awards:
2020 Time-Based Units(1)	761,666	761,666	761,666	—	1,142,499
2020-2022 Relative TSR-based Units(2)	3,808,643	3,808,643	3,808,643	5,712,965	5,712,965
2020-2022 TSR-based Units(2)	4,900,691	4,900,691	4,900,691	7,351,037	7,351,037
2021 Time-Based Units(1)	471,329	471,329	471,329	—	1,413,988
2021-2023 Relative TSR-based Units(3)	2,033,375	2,033,375	2,033,375	6,100,125	6,100,125
2021-2023 TSR-based Units(3)	1,894,774	1,894,774	1,894,774	5,684,323	5,684,323
COBRA Premium(4)	56,330	—	—	—	56,330
Total Value:	20,062,488	14,764,758	13,870,478	24,848,450	33,596,947

Name	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
Daniel J. Booth:
Severance	1,990,447	—	—	—	1,990,447
Bonus	—	363,570	—	—	—
Accelerated Vesting of Equity Awards:
2020 Time-Based Units(1)	350,326	350,326	350,326	—	525,489
2020-2022 Relative TSR-based Units(2)	1,764,245	1,764,245	1,764,245	2,646,368	2,646,368
2020-2022 TSR-based Units(2)	2,270,154	2,270,154	2,270,154	3,405,231	3,405,231
2021 Time-Based Units(1)	217,496	217,496	217,496	—	652,489
2021-2023 Relative TSR-based Units(3)	942,982	942,982	942,982	2,828,945	2,828,945
2021-2023 TSR-based Units(3)	878,711	878,711	878,711	2,636,133	2,636,133
COBRA Premiums(4)	56,330	—	—	—	56,330
Total Value:	8,470,691	6,787,484	6,423,914	11,516,677	14,741,432
Steven J. Insoft:(5)
Severance	1,944,266	—	—	—	—
Bonus	—	—	—	—	—
Accelerated Vesting of Equity Awards:
2020 Time-Based Units(1)	320,065	—	—	—	—
2020-2022 Relative TSR-based Units(2)	1,068,394	—	—	—	—
2020-2022 TSR-based Units(2)	1,374,747	—	—	—	—
2021 Time-Based Units(1)	129,851	—	—	—	—
2021-2023 Relative TSR-based Units(3)	280,860	—	—	—	—
2021-2023 TSR-based Units(3)	261,712	—	—	—	—
COBRA Premiums(4)	56,543	—	—	—	—
Total Value:	5,436,438	—	—	—	—
Robert O. Stephenson:
Severance	1,914,513	—	—	—	1,914,513
Bonus	—	354,370	—	—	—
Accelerated Vesting of Equity Awards:
2020 Time-Based Units(1)	323,675	323,675	323,675	—	485,513
2020-2022 Relative TSR-based Units(2)	1,618,513	1,618,513	1,618,513	2,427,770	2,427,770
2020-2022 TSR-based Units(2)	2,082,597	2,082,597	2,082,597	3,123,896	3,123,896
2021 Time-Based Units(1)	200,640	200,640	200,640	—	601,920
2021-2023 Relative TSR-based Units(3)	865,590	865,590	865,590	2,596,770	2,596,770
2021-2023 TSR-based Units(3)	806,578	806,578	806,578	2,419,735	2,419,735
COBRA Premiums(4)	56,330	—	—	—	56,330
Total Value:	7,868,436	6,251,963	5,897,593	10,568,171	13,626,447

Name	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
Gail D. Makode:
Severance	1,151,938	—	—	—	1,151,938
Bonus	—	291,375	—	—	—
Accelerated Vesting of Equity Awards:
2020 Time-Based Units(1)	140,730	140,730	140,730	—	211,095
2020-2022 Relative TSR-based Units(2)	703,743	703,743	703,743	1,055,615	1,055,615
2020-2022 TSR-based Units(2)	905,570	905,570	905,570	1,358,355	1,358,355
2021 Time-Based Units(1)	87,340	87,340	87,340	—	262,019
2021-2023 Relative TSR-based Units(3)	376,770	376,770	376,770	1,130,311	1,130,311
2021-2023 TSR-based Units(3)	351,083	351,083	351,083	1,053,250	1,053,250
COBRA Premiums(4)	—	—	—	—	—
Total Value:	3,717,174	2,856,611	2,565,236	4,597,531	6,222,583

(1)
If a Qualifying Termination occurred at December 31, 2021 and that was more than 60 days before a change in control, two-thirds of the annual Time-based Units granted in 2020 would vest and one-third of the annual Time-based Units granted in 2021 (subject to the officer’s compliance with certain restrictive covenants) would vest. If the Qualifying Termination occurred at December 31, 2021 and a change in control had previously occurred, or a change in control occurred within 60 days after the Qualifying Termination, the executive would be entitled to full vesting.

(2)
In the event of a Qualifying Termination that occurs during the performance period and is not in connection with a change in control, Performance-based Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination (subject to the officer’s compliance with certain restrictive covenants). Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination that is not in connection with a change in control, for purposes of this table it is assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. If a change in control occurs during the performance period, the performance period ends on the date of the change in control. If the executive is employed on the date of the change in control or had a Qualifying Termination within 60 days before the date of the change in control, the PRSUs and Profits Interest Units granted as of January 2020 and January 2021 would vest based on actual performance through the date of the change in control.

(3)
In the event of a Qualifying Termination or Retirement that occurs during the performance period and is not in connection with a change in control, Performance-based Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination or Retirement (subject to the officer’s compliance with certain restrictive covenants). Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination or Retirement that is not in connection with a change in control, for purposes of this table it is assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. If a change in control occurs during the performance period, the performance period ends on the date of the change in control. If the executive is employed on the date of the change in control or had a Qualifying Termination or Retirement within 60 days before the date of the change in control, the PRSUs and Profits Interest Units granted as of January 2020 and January 2021 would vest based on actual performance through the date of the change in control.

(4)
Reflects executive’s current group health plan coverage elections.

(5)
Mr. Insoft’s employment terminated effective January 1, 2022. Pursuant to his Employment Agreement, he is entitled to receive a cash severance amount of $1,944,267, to be paid in equal installments twice per month over a 24-month period (subject to the terms of his Employment Agreement), as well as certain other amounts payable upon termination, including COBRA benefits. In addition, he vested as of the termination date or is eligible to vest in certain of his outstanding equity awards, in some cases on a prorated basis, pursuant and subject to the terms of such awards and his Employment Agreement.

Chief Executive Officer Pay Ratio Disclosure
We are required by SEC rules to disclose the ratio of the total 2021 compensation of our CEO, C. Taylor Pickett, to the total compensation for 2021 of our median employee. We selected our median employee based on our December 31, 2021 employee base. We identified our median employee based on compensation reported on Form W-2 for our 2021 employees other than the CEO. We annualized the compensation reported on Form W-2 for 5 employees who joined the Company during the year. Mr. Pickett’s total compensation for 2021 as reported in the Summary Compensation table above was $10,374,954 and the median employee’s total compensation for 2021 calculated on the same basis was $203,435. The ratio of Mr. Pickett’s total compensation to the total compensation of the median employee for 2021 is 51 to 1.
Compensation of Directors
Our compensation for non-employee directors consists of the following components:
•
annual cash retainer of $75,000 payable in quarterly installments of $18,750 on or about August 15, November 15, February 15 and May 15; provided, however, that each director may elect each year to receive the retainer in common stock (or at the director’s option, a number of Profits Interest Units or deferred restricted stock units with equivalent value) to be included in the annual equity grant described below;

•
annual grant as of the date of the annual meeting of a number of shares of restricted common stock determined by dividing $150,000 by the fair market value per share of common stock on the date of grant (or at the director’s option, a number of Profits Interest Units with equivalent value or deferred restricted stock units), vesting based on the director’s continuing service until the date of the next succeeding annual meeting of stockholders (subject to 100% acceleration upon death, disability, change in control or any other event that in the discretion of the Compensation Committee is deemed to be an appropriate basis for acceleration);

•
Board Chair: $120,000 annual payment, of which 50% will be added to, and treated as part of, the annual equity grant;

•
Additional annual cash payments for committee service:

Committee	Chair	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$20,000	$9,000
Nominating and Corporate Governance Committee	$20,000	$7,500
Investment Committee	$20,000	$7,500

•
$1,500 per meeting for attendance at each meeting of the Board of Directors or committee of the Board of Directors in excess of the following number of meetings during the year of a director’s term:

Board/Committee	Number of Meetings
Board of Directors	10
Audit Committee	6
Compensation Committee	6
Nominating and Corporate Governance Committee	5
Investment Committee	5
The non-employee directors may elect to have all annual cash retainers (i.e., the annual cash retainer paid quarterly, the Chair of the Board cash fee, the committee chair fee and the committee member fees described above): (a) paid in cash, (b) added to the annual equity grant that is normally subject to one-year vesting, or (c) deferred and paid in cash in the future. See “Compensation Discussion and Analysis — Other Matters — Other Benefits.” In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

Based on the recommendation of our Compensation Committee and a review of peer director compensation plans, on July 22, 2021, our Board of Directors approved revisions to our director compensation, effective as of the 2021 Annual Meeting, which are reflected in the program description above. These revisions included an (1) increase in the cash retainer portion of non-employee director compensation by $25,000 annually (so that in total it would equal $75,000 annually), (2) an increase in the Committee chair retainers to $25,000 for the Audit Committee Chair retainer and to $20,000 for each of the Compensation, Investment Committee and Nominating and Corporate Governance Committee Chair retainers, (3) an increase in the Committee member retainers to $12,500 annually for Audit Committee members, $9,000 annually for Compensation Committee members, and $7,500 annually for Investment Committee and Nominating and Corporate Governance Committee members, and (4) an increase in the number of threshold meetings required before excess meeting fees are paid to 10 meetings for the Board, six meetings for each of the Audit Committee and Compensation Committee, and five meetings for each of the Nominating and Corporate Governance Committee and Investment Committees.
The table below sets forth the compensation paid to our non-employee directors for 2021:
2021 Non-Employee Director Compensation
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)	Total ($)
Kapila K. Anand	28,000	270,000	—	298,000
Kevin J. Jacobs	25,049	244,951	—	270,000
Craig R. Callen	10,540	392,460	—	403,000
Barbara B. Hill	3,071	241,429	—	244,500
Edward Lowenthal	105,011	149,989	—	255,000
Stephen D. Plavin	106,511	149,989	—	256,500
Lisa C. Egbuonu-Davis(3)	31,253	126,572	—	157,825
Burke W. Whitman	87,017	149,983	—	237,000

(1)
Ms. Anand, Mr. Callen, Ms. Hill and Mr. Jacobs elected to receive their $75,000 annual retainers included in their annual equity grant effective the date of the 2021 Annual Meeting. Also, effective the date of the 2021 Annual Meeting, Ms. Anand elected to defer her equity grant and Mr. Plavin elected to defer his cash compensation. For directors electing to receive their annual retainer in cash, “Fees earned or paid in cash” includes the quarterly installments earned in 2021. Stock awards are not granted for fractional shares, and any residual value is paid in cash.

(2)
Represents the fair value dollar amount on the grant date of the equity grants set forth in the table below.

(3)
Dr. Lisa C. Egbuonu-Davis was appointed to the Board of Directors effective July 30, 2021.

Name	Grant Date	Shares/Units Awarded(1)	Grant Date Fair Value ($)
Kapila K. Anand	6/3/2021	6,108	232,000
Kapila K. Anand	7/21/2021	1,014	38,000
Kevin J. Jacobs	6/3/2021	5,581	211,966
Kevin J. Jacobs	7/21/2021	881	32,985
Craig R. Callen	6/3/2021	9,301	351,485
Craig R. Callen	7/21/2021	1,100	40,975
Barbara B. Hill	6/3/2021	5,609	211,964
Barbara B. Hill	7/21/2021	791	29,465
Edward Lowenthal	6/3/2021	3,969	149,989
Stephen D. Plavin	6/3/2021	3,969	149,989
Lisa C. Egbuonu-Davis	7/29/2021	3,387	126,572
Burke W. Whitman	6/3/2021	3,949	149,983

(1)
Includes profits interest units and deferred restricted stock units awarded. The shares/units included in this column represent the aggregate number of stock awards outstanding held by each of our non-employee directors as of December 31, 2021. The July 21, 2021 grants reflect the increase in director compensation, effective as of the 2021 Annual Meeting, that were adopted in July 2021.

Compensation Committee Interlocks and Insider Participation
Barbara B. Hill, Edward Lowenthal, Stephen D. Plavin, and Burke W. Whitman were members of the Compensation Committee during the year ended December 31, 2021. None of the members of the Compensation Committee was an officer or employee of the Company during 2021 or any time prior thereto, and none of the members had any relationship with Omega during 2021 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
STOCKHOLDER PROPOSALS AND NOMINATIONS
December 20, 2022 is the date by which proposals of stockholders intended to be presented at the 2023 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 of the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
If a stockholder wishes to present a proposal at our annual meeting (outside of Rule 14a-8) or to nominate one or more directors without seeking access to our proxy materials, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with our Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on January 27, 2022. In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our 2023 Annual Meeting of Stockholders, such notice must be received not later than March 5, 2023 nor earlier than February 3, 2023. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will not be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2023 Annual Meeting.
Additionally, pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing our Secretary with advance notice of the nomination not less than 120 days nor more than 150 days prior to the anniversary date of the date the Company commenced mailing of this year’s proxy materials for the Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules adopted by the SEC (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2023.
In each case, whether seeking access to our proxy materials or not, our Bylaws set out specific requirements that such stockholders and written notices must satisfy. Any stockholder filing a written notice of nomination for director (whether pursuant to our proxy access Bylaw provision or not) must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the text of the proposal or business and the reasons therefor, and other specified matters.

EXPENSES OF SOLICITATION
The total cost of this solicitation will be borne by us. In addition to use of the mail, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.
Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2021, except as follows. Due to an administrative oversight, nine Form 4 filings to report the following nine transactions were not filed on a timely basis: (i) the vesting of equity awards of Messrs. Pickett, Stephenson, Booth and Insoft as of March 31, 2021; (ii) the shares of Common Stock sold by Mr. Insoft as of June 21, 2021; (iii) the shares of Common Stock purchased by Mr. Ballew pursuant to the Company’s Employee Stock Purchase Plan as of July 1, 2021 and October 1, 2021; and (iv) the conversion of equity awards of Mr. Callen and Ms. Hill as of June 3, 2021.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials, with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials to the stockholders at that address. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household proxy materials by delivering a single set to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that they or we will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive multiple copies of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.
OTHER MATTERS
The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.
C. Taylor Pickett
Chief Executive Officer
April 19, 2022
Hunt Valley, Maryland

Our Commitment to the Environment
Omega Healthcare Investors, Inc. (“Omega”) believes in working to keep our environment cleaner and healthier. Each and every day, we take steps to preserve the natural beauty of the surroundings that we are privileged to enjoy. In an effort to further reduce our carbon footprint, we are asking our investors to enroll in voluntary electronic delivery of our shareholder communications. In addition, we are also asking you to vote your shares on line. This not only reduces the costs associated with printing and mailing, it also supports our corporate sustainability initiatives. Please see the instructions below.

VOTE BY INTERNET —  www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Omega’s initiative in reducing its carbon footprint by promoting electronic delivery of shareholder materials has had a positive effect on the environment. Based upon 2021 statistics, voluntary receipt of e-delivery resulted in the following environmental savings:
Using approximately 131 fewer tons of wood, or 785 fewer trees
Using approximately 836 million fewer BTUs, or the equivalent amount of energy used to operate 995 residential refrigerators per year
Using approximately 589,000 fewer pounds of CO2 gases, or the equivalent of 53.5 automobiles per year
Saving approximately 701,000 gallons of water
Saving approximately 38,600 pounds of solid waste
Reducing hazardous air pollutants by approximately 52.3 pounds
Environmental impact estimates calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

2022 Annual Meeting of Stockholders
Friday, June 3, 2022	Omega Healthcare Investors 303 International Circle, Suite 200 Hunt Valley, MD 21030
10:00 AM EDT, Virtual

OMEGA Healthcare INVESTORS, INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D69964-P67625

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

OMEGA HEALTHCARE INVESTORS, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kapila K. Anand	☐	☐	☐
1b. Craig R. Callen	☐	☐	☐
1c. Dr. Lisa C. Egbuonu-Davis	☐	☐	☐
1d. Barbara B. Hill	☐	☐	☐
1e. Kevin J. Jacobs	☐	☐	☐
1f. C. Taylor Pickett	☐	☐	☐
1g. Stephen D. Plavin	☐	☐	☐
1h. Burke W. Whitman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of Independent Auditors Ernst & Young LLP for fiscal year 2022.	☐	☐	☐
3. Approval, on an Advisory Basis, of Executive Compensation.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

303 INTERNATIONAL CIRCLE, SUITE 200HUNT VALLEY, MD 21030VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. ET on June 2, 2022. Have your proxy card in hand when you access theweb site and follow the instructions to obtain your records and to create an electronic votinginstruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/OHI2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET onJune 2, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD69964-P676251b. Craig R. CallenNominees:1a. Kapila K. Anand1e. Kevin J. Jacobs1c. Dr. Lisa C. Egbuonu-Davis1d. Barbara B. Hill1h. Burke W. Whitman1f. C. Taylor Pickett1g. Stephen D. Plavin2. Ratification of Independent Auditors Ernst & Young LLPfor fiscal year 2022.3. Approval, on an Advisory Basis, of ExecutiveCompensation.NOTE: Such other business as may properly come before themeeting or any adjournment thereof.1. Election of DirectorsFor Against AbstainFor Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.OMEGA HEALTHCARE INVESTORS, INC.The Board of Directors recommends you vote FORthe following:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D69965-P67625

OMEGA HEALTHCARE INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert O. Stephenson and Gail D. Makode and each of them, as proxies, each with the power to appoint his or her substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 6, 2022 at the Annual Meeting of Stockholders to be held on June 3, 2022 at 10:00 am EDT or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. **If no specification is made, this Proxy will be voted** (i) **FOR** the election of the director nominees, (ii) **FOR** the ratification of the selection of Ernst & Young LLP as our independent auditor and (iii) **FOR** the approval, on an advisory basis, of Omega's executive compensation.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Continued and to be signed on reverse side